                                                                      Exhibit 10

                                                                  Execution Copy

                                CREDIT AGREEMENT

                                  by and among

                            VF INVESTMENTS S.A.R.L.,

                                 VF EUROPE BVBA

                                  VF ASIA LTD.

                                       and

                             VF INTERNATIONAL SAGL,

                                  as Borrowers,

                                V.F. CORPORATION,

                                  as Guarantor,

                               ABN AMRO BANK N.V.,

                as Administrative Agent and Documentation Agent,

                                BARCLAYS CAPITAL,

                              as Syndication Agent,

                               ABN AMRO BANK N.V.,

                                BARCLAYS CAPITAL,

                               HSBC BANK USA, N.A.

                                ING CAPITAL LLC,

                      BANCO SANTANDER CENTRAL HISPANO, S.A.

                                       and

                             J.P. MORGAN SECURITIES
                                      INC.,

                   as Mandated Lead Arrangers and Bookrunners,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                             as of October 27, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
                                    ARTICLE I
                              Definitions and Terms

1.1.   Definitions......................................................       2
1.2.   Rules of Interpretation..........................................      19
1.3.   Luxembourg Terms.................................................      21
1.4.   Belgian Terms....................................................      21

                                   ARTICLE II
                              The Credit Facilities

2.1.   RC Loans.........................................................      22
2.2.   Utilization of Alternative Currencies............................      25
2.3.   Increase in Total RC Commitment..................................      26
2.4.   TL$ Loans........................................................      27
2.5.   TLE Loans........................................................      28
2.6.   Use of Proceeds..................................................      30
2.7.   Notes............................................................      30
2.8.   Certain Payment Provisions.......................................      31
2.9.   Certain Provisions Relating to Euros.............................      31

                                   ARTICLE III
                     Funding, Fees, and Payment Conventions

3.1.   Interest Rate Options............................................      32
3.2.   Continuations and Elections of Subsequent Interest Periods.......      32
3.3.   Payment of Interest..............................................      33
3.4.   Prepayments......................................................      33
3.5.   Manner of Payment................................................      33
3.6.   Fees.............................................................      34
3.7.   Payments to Agent for Lenders....................................      35
3.8.   Computation of Rates and Fees....................................      35
3.9.   Deficiency Advances; Failure to Purchase Participations..........      35

                                   ARTICLE IV
                             Change in Circumstances

4.1.   Increased Cost and Reduced Return................................      36
4.2.   Inability to Determine Interest Rate.............................      38
4.3.   Illegality.......................................................      38
4.4.   Compensation.....................................................      39
4.5.   Taxes............................................................      39
4.6.   Change of Lending Office.........................................      41
4.7.   Substitution of Lenders..........................................      41

                                                                            PAGE
                                                                           -----
                                    ARTICLE V
                           Conditions to Making Loans

5.1.   Conditions of Closing............................................      42
5.2.   Conditions to Each Loan..........................................      43

                                   ARTICLE VI
                         Representations and Warranties

6.1.   Corporate Existence and Power....................................      44
6.2.   Corporate and Governmental Authorization; No Contravention.......      44
6.3.   Material Subsidiaries............................................      44
6.4.   Binding Effect...................................................      44
6.5.   Financial Information............................................      44
6.6.   Litigation.......................................................      45
6.7.   Compliance with ERISA............................................      45
6.8.   Environmental Matters............................................      45
6.9.   Taxes............................................................      45
6.10.  Margin Stock.....................................................      46
6.11.  Investment Company...............................................      46
6.12.  Full Disclosure..................................................      46
6.13.  No Consents, Etc.................................................      46
6.14.  Tax Shelter Regulations..........................................      47

                                   ARTICLE VII
                              Affirmative Covenants

7.1.   Financial Reports, Etc...........................................      47
7.2.   Payment of Taxes.................................................      49
7.3.   Maintenance of Properties; Insurance.............................      49
7.4.   Compliance with Laws.............................................      50
7.5.   Books and Records................................................      50

                                  ARTICLE VIII
                               Negative Covenants

8.1.   Consolidated Indebtedness to Consolidated Capitalization.........      50
8.2.   Liens............................................................      50
8.3.   Indebtedness of Subsidiaries.....................................      51
8.4.   Consolidations, Mergers and Sales of Assets......................      52
8.5.   Change in Control................................................      52

                                   ARTICLE IX
                       Events of Default and Acceleration

9.1.   Events of Default................................................      52
9.2.   Agent to Act.....................................................      54
9.3.   Cumulative Rights................................................      55

                                                                            PAGE
                                                                           -----
9.4.   No Waiver........................................................      55
9.5.   Allocation of Proceeds...........................................      55

                                    ARTICLE X
                                    The Agent

10.1.  Appointment, Powers, and Immunities..............................      55
10.2.  Reliance by Agent................................................      56
10.3.  Defaults.........................................................      57
10.4.  Rights as Lender.................................................      57
10.5.  Indemnification..................................................      57
10.6.  Non-Reliance on Agent and Other Lenders..........................      58
10.7.  Resignation of Agent.............................................      58
10.8.  Syndication Agent and Documentation Agent........................      58
10.9.  Agent May File Proofs of Claim...................................      59

                                   ARTICLE XI
                                    Guarantee

11.1.  Guarantee........................................................      59
11.2.  No Subrogation...................................................      60
11.3.  Amendments, etc. with respect to the Obligations.................      60
11.4.  Guarantee Absolute and Unconditional.............................      60
11.5.  Reinstatement....................................................      61
11.6.  Payments.........................................................      61
11.7.  Independent Obligations..........................................      61

                                   ARTICLE XII
                                  Miscellaneous

12.1.  Assignments and Participations...................................      62
12.2.  Notices..........................................................      65
12.3.  Right of Set-off; Adjustments....................................      68
12.4.  Survival.........................................................      69
12.5.  Expenses.........................................................      69
12.6.  Amendments and Waivers...........................................      69
12.7.  Counterparts.....................................................      70
12.8.  Termination......................................................      70
12.9.  Indemnification; Limitation of Liability.........................      70
12.10. Severability.....................................................      71
12.11. Integration......................................................      71
12.12. Agreement Controls...............................................      72
12.13. Usury Savings Clause.............................................      72
12.14. Payments.........................................................      72
12.15. Governing Law; Waiver of Jury Trial..............................      72
12.16. Confidentiality..................................................      73
12.17. Judgment Currency................................................      74

                                                                            PAGE
                                                                           -----
12.18. "Know Your Customer" Checks......................................      74

EXHIBIT A   Applicable Commitment Percentages...........................     A-1
EXHIBIT B   Form of Assignment and Assumption...........................     B-1
EXHIBIT C   Notice of Appointment (or Revocation) of Authorized
               Representative...........................................     C-1
EXHIBIT D   Form of Borrowing Notice....................................     D-1
EXHIBIT E   Form of Interest Rate Selection Notice......................     E-1
EXHIBIT F-1 Form of RC Note.............................................   F-1-1
EXHIBIT F-2 Form of TLE Note............................................   F-2-1
EXHIBIT F-3 Form of TL$ Note............................................   F-3-1
EXHIBIT G   Compliance Certificate......................................     G-1
EXHIBIT H   Form of Amendment Agreement.................................     H-1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 27, 2005 (the "Agreement"), is made by and among:

     VF INVESTMENTS S.A.R.L., a Luxembourg corporation ("VF Investments"), VF EUROPE BVBA, a Belgian corporation (besloten vennootschap met beperkte aansprakelijkheid/societe privee a responsabilite limitee) ("VF Europe"), VF ASIA LTD., a company incorporated in Hong Kong ("VF Asia"), and VF INTERNATIONAL SAGL, a Swiss corporation (Gesellschaft mit beschrankter Haftung/Societe a responsabilite limitee/Societa garanzia limitata/Limited Liability Company) ("VF International" and, together with VF Investments, VF Europe and VF Asia, the "Borrowers"),

     V.F. CORPORATION, a Pennsylvania corporation having its principal place of business in Greensboro, North Carolina (the "Guarantor"),

     ABN AMRO BANK, N.V., in its capacity as a Lender ("ABN AMRO"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter become a Lender pursuant to
Section 2.3 or execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"),

     ABN AMRO BANK, N.V., in its capacity as Administrative Agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent") and as Documentation Agent, and

     BARCLAYS CAPITAL, in its capacity as Syndication Agent;

                                   WITNESSETH:

     WHEREAS, the Borrowers have requested that the Lenders make available to
(i) VF Europe, VF Investments and VF International a revolving credit facility of up to E175,000,000 (which may be increased to E225,000,000), the proceeds of which are to be used for general corporate purposes including, without limitation, acquisitions and which shall include a multi-currency credit facility in readily available currencies, (ii) VF Asia a term loan facility in the amount of $40,000,000 and (iii) VF Europe a term loan facility in the amount of E40,000,000; and

     WHEREAS, the Lenders are willing to make such facilities available to the Borrowers upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrowers, the Guarantor, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

     1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

     "ABN AMRO" shall have the meaning assigned to such term in the preamble hereto.

     "Acquisition" means the acquisition of an equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into such equity interest, made with the intent to hold such equity interest as a strategic investment and not for speculative purposes.

     "Affected Currency" shall have the meaning assigned to such term in Section 4.2(b).

     "Affected Lender" shall have the meaning assigned to such term in Section 4.7.

     "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall have the meaning assigned to such term in the preamble hereto.

     "Agent-Related Persons" means the Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys- in-fact of such Persons and Affiliates.

     "Agreement Currency" shall have the meaning assigned to such term in
Section 12.17(b).

     "Alternative Currency" means Japanese yen, British pounds sterling, Swiss francs, Dollars and any other freely available currency notified to the Agent upon not less than five (5) Business Days' prior written notice that, in the opinion of all RC Lenders, in their sole discretion, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into Euros in the interbank currency market.

     "Alternative Currency Equivalent Amount" means with respect to a specified Alternative Currency and a specified Euro amount, the amount of such Alternative Currency into which such Euro amount would be converted, based on the applicable Borrowing Date Exchange Rate.

     "Applicable Commitment Percentage" means, (a) for each RC Lender at any time, a fraction, with respect to the RC Facility, the numerator of which shall be such RC Lender's RC Loans then outstanding and the denominator of which shall be the RC Outstandings at such time (or, prior to any termination of the RC Commitments, the numerator of which shall be such RC

Lender's RC Commitment then in effect and the denominator of which shall be the Total RC Commitment then in effect), which Applicable Commitment Percentage for each RC Lender as of the Closing Date is set forth in Exhibit A, (b) for each TLE Lender at any time, a fraction, with respect to the TLE Facility, the numerator of which shall be such TLE Lender's TLE Loans then outstanding and the denominator of which shall be the TLE Outstandings at any such time (or, prior to any borrowing under the TLE Facility, the numerator of which shall be such TLE Lender's TLE Commitment then in effect and the denominator of which shall be the Total TLE Commitment then in effect), which Applicable Commitment Percentage for each TLE Lender as of the Closing Date is set forth in Exhibit A, and (c) for each TL$ Lender at any time, a fraction, with respect to the TL$ Facility, the numerator of which shall be such TL$ Lender's TL$ Loans then outstanding and the denominator of which shall be the TL$ Outstandings at such time (or, prior to any borrowing under the TL$ Facility, the numerator of which shall be such TL$ Lender's TL$ Commitment then in effect and the denominator of which shall be the Total TL$ Commitment then in effect), which Applicable Commitment Percentage for each TL$ Lender as of the Closing Date is set forth in Exhibit A.

     "Applicable Creditor" shall have the meaning assigned to such term in
Section 12.17(b).

     "Applicable Lending Office" means, for each Lender and for each Type of Loan made to each Borrower, the "Lending Office" of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type to such Borrower are to be made and maintained.

     "Applicable Margin" means (i) with respect to the Term Facilities, 0.175% and (ii) with respect to the RC Facility, that percent per annum set forth below, which shall be based upon the higher Rating of outstanding senior unsecured Indebtedness of the Guarantor existing at the date of determination as specified in the table below; provided, however that if there is a split in Ratings of more than one Tier, the Applicable Margin shall be based upon the Tier that is one tier higher than the lower Rating:

                                    Applicable Margin for
 Tier     Rating S&P or Moody's            RC Loans
-----     ---------------------     ---------------------
   I     > or = A + or > or = A1            0.150%
  II             A or A2                    0.175%
 III             A- or A3                   0.200%
  IV           BBB+ or Baa1                 0.275%
   V    < or = BBB or < or = Baa2           0.400%

The Applicable Margin shall be established from time to time based upon the Ratings in effect from time to time. Any change in the Applicable Margin due to a change in any Rating shall be effective on the date of such change in such Rating.

     "Approved Fund" shall have the meaning assigned to such term in Section 12.1(g).

     "Assignment and Assumption" shall mean an Assignment and Assumption in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

     "Authorized Representative" means, with respect to the Guarantor or any Borrower, any of the Chairman of the Board, Vice President-Treasurer, any other Vice President or any member of the Board of Managers or any comparable governing body of the Guarantor or such Borrower, or any other Person expressly designated by the written authorization of any of the foregoing as an Authorized Representative of the Guarantor or such Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

     "Borrower's Account" means, with respect to any Borrower, a demand deposit account with the bank specified below having the number set forth opposite the name of such Borrower below or any successor account with such bank or any other bank specified by such Borrower to the Agent:

Borrower                  Bank                         Account Number
--------                  ----                         --------------
VF Investments, S.a.r.l   ABN AMRO Bank (Luxembourg)
VF Europe BVBA            ABN AMRO Bank - Rotterdam
VF Asia Limited           Citibank, N.A.
VF International, Sagl    ABN AMRO Bank

     "Borrowers" shall have the meaning assigned to such term in the preamble hereto.

     "Borrowing Date Exchange Rate" means, with respect to a specified Loan in an Alternative Currency, the Spot Rate of Exchange determined for the date such Loan is originally made, provided that, if such Loan is Continued for a subsequent Interest Period pursuant to Section 2.2(c), the Borrowing Date Exchange Rate with respect to such Loan shall be the Spot Rate of Exchange as of the effective date of such Continuation of such Loan, and the Euro Equivalent Amount of such Loan shall be adjusted as set forth in Section 2.2.

     "Borrowing Notice" means the notice delivered by an Authorized Representative of the applicable Borrower and the Guarantor in connection with a Loan under the RC Facility or a Term Facility, in the form of Exhibit D.

     "Business Day" means, (i) except as expressly provided in clauses (ii) and
(iii), any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Offshore Rate Loan denominated in Dollars, any day which is a Business Day, as described in clause
(i) above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement and foreign exchange transactions in London, England and New

York, New York, (iii) with respect to the selection, funding, interest rate, payment and Interest Period of any Loan denominated in Euros, any day which is a Business Day as described in clause (ii) above, and on which TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business, and (iv) with respect to the selection funding, interest rate, payment and Interest Period for any Offshore Rate Loan not denominated in Dollars, any day which is a Business Day as described in clause (ii) above, and on which the relevant Funding Bank is open for the transaction of business contemplated by this Agreement and on which dealings in the relevant Alternative Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Alternative Currency will be made or received hereunder.

     "Capital Leases" means all leases which have been capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any related amendments, interpretations and successors thereof.

     "Change of Control" means, at any time:

          (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act, other than the Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act ), of 35% or more of the outstanding shares of Voting Securities of the Guarantor;

          (ii) as of any date a majority of the Board of Directors of the Guarantor consists of individuals who were not either (A) directors of the Guarantor as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Guarantor of which a majority consisted of individuals described in clause (A), or
     (C) selected or nominated to become directors by the Board of Directors of the Guarantor of which a majority consisted of individuals described in clauses (A) and (B).

     "Closing Date" means the date as of which this Agreement is executed by the Guarantor, the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Commitments" means, with respect to any Lender, the RC Commitment, the TLE Commitment and the TL$ Commitment of such Lender.

     "Compensation Period" shall have the meaning assigned to such term in
Section 2.8(b).

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Guarantor referred to in Section 6.5(a) (except for those changes concurred in by the Guarantor's independent public accountants).

     "Consolidated Capitalization" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness plus Consolidated Net Worth.

     "Consolidated Indebtedness" means, as of any date on which the amount thereof is to be determined, all Funded Indebtedness of the Guarantor and its Subsidiaries, all determined on a consolidated basis.

     "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the consolidated stockholders' equity of the Guarantor and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.2(c) or 3.2 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both unless cured or waived, would constitute an Event of Default hereunder.

     "Default Rate" means (i) with respect to any Loan, fee, or other amount payable in respect of Obligations, a rate of one percent (1%) above the interest rate otherwise applicable thereto (or, if no interest rate is otherwise applicable thereto, the rate that would be applicable to a Euribor Rate Loan with a three-month Interest Period made on the date of the payment default to which such Default Rate applies) or (ii) the maximum rate permitted by applicable law, if lower.

     "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

     "Eligible Assignee" has the meaning specified in Section 12.1(g).

     "EMU Legislation" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Group" means the Guarantor, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Euribor Rate" means (a) for any Interest Period with respect to any Euribor Rate Loan other than one referred to in subsection (b) of this definition, the sum of (x) the Applicable Margin under the applicable Facility, plus (y) the following:

          (i) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or

          (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or

          (iii) in the event the rates referenced in the preceding subsections
     (i) and (ii) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euribor Rate Loan being made, continued or converted by ABN AMRO and with a term equivalent to such Interest Period would be offered by ABN AMRO's London Branch to major banks in the London interbank market for such currency at their request at approximately 4:00 P.M. (London time) two Business Days prior to the first day of such Interest Period; and

(b) for any interest period with respect to any Euribor Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and/or the Financial Services Authority of the United Kingdom or the European Central Bank, the sum of (i) the rate determined in accordance with subsection
(a) of this definition (including the Applicable Margin) and (ii) the Mandatory Cost for such Interest Period.

     "Euribor Rate Loan" means a Loan for which the rate of interest is determined by reference to the Euribor Rate.

     "Euro" and "E" each means the single official non-legacy currency denominated as the Euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

     "Euro Equivalent Amount" means, (a) with respect to any amount denominated in Euros, such amount and (b) with respect to a specified Alternative Currency amount, the amount of Euros into which the Alternative Currency amount would be converted, based on the applicable Borrowing Date Exchange Rate, provided, however, that, for purposes of any determination of compliance with Sections 2.1(a), 2.1(b) and 5.2(d), the Euro Equivalent Amount of any amount denominated in an Alternative Currency shall be calculated on the basis of the Spot Rate of Exchange on the date of such determination.

     "Eurocurrency Liabilities" shall have the meaning assigned to such term in
Section 4.1(c)(ii).

     "Event of Default" means any of the occurrences set forth as such in
Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Facility" means each of the RC Facility, the TL$ Facility and the TLE Facility, as applicable.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to ABN AMRO on such day on such transactions as determined by the Agent.

     "Fixed Rate" means either of the Euribor Rate or the Offshore Rate, or both of the foregoing, as the case may be.

     "Fixed Rate Loan" means a Euribor Rate Loan or an Offshore Rate Loan, or both of the foregoing, as the case may be.

     "Fixed Rate RC Loan" means an RC Loan for which the rate of interest is determined by the Euribor Rate or the Offshore Rate.

     "Fund" shall have the meaning assigned to such term in Section 12.1(g).

     "Funded Indebtedness" means with respect to any Person, without duplication, (a) all indebtedness in respect of borrowed money, (b) all obligations under Capital Leases, (c) the deferred purchase price of any property or services that are in the nature of money borrowed, and (d) indebtedness evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including non-contingent, past-due obligations under reimbursement agreements and conditional sales or similar title retention agreements), other than (x) trade payables and accrued expenses incurred in the ordinary course of business, and (y) indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP.

     "Funding Bank" means any banking institution approved by the Agent located within a country whose currency is an Alternative Currency.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

     "Governmental Authority" shall mean any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) and the purpose of such contracts is to provide credit support in the nature of a guaranty or (b) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" shall have the meaning assigned to such term in the preamble hereto.

     "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

     "Highest Lawful Rate" shall have the meaning assigned to such term in
Section 12.12.

     "Indebtedness" means as to any Person, without duplication, (a) all Funded Indebtedness of such Person, (b) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, other than indebtedness secured by cash deposits subject to a legal right of set-off and not classified as a liability under GAAP, and (c) all Indebtedness of third parties Guaranteed by such Person.

     "Indemnified Liabilities" has the meaning set forth in Section 12.9.

     "Indemnified Parties" has the meaning set forth in Section 12.9.

     "Information" shall have the meaning assigned to such term in Section
12.16.

     "Interest Period" means with respect to any Loan, a period commencing on the date such Loan is made or Continued and ending, at the Borrower's option, on the date one, two, three or six months (and, subject to Section 2.1(c)(iii), 2.4(b)(iii) and 2.5(b)(iii), nine or twelve months) thereafter as notified to the Agent by the Authorized Representative of the Borrower of such Loan in accordance with the terms hereof; provided that,

          (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii) no Interest Period shall extend beyond the Stated Termination Date, the TL$ Maturity Date or the TLE Maturity Date, as the case may be; and

          (iv) Interest Periods in different clauses of this definition shall be deemed to be different Interest Periods even if they are coterminous.

     "Interest Rate Selection Notice" means, with respect to any Loan, the written notice delivered by an Authorized Representative of the applicable Borrower and the Guarantor in connection with the election of a subsequent Interest Period for such Loan in the form of Exhibit E.

     "Judgment Currency" shall have the meaning assigned to such term in Section 12.17(b).

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Guarantor and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Loan Documents" means this Agreement, the Notes, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

     "Loan Party" shall have the meaning assigned to such term in Section 12.16.

     "Loans" means, collectively, the Term Loans and the RC Loans.

     "Luxembourg" means the Grand Duchy of Luxembourg.

     "Luxembourg Companies Act" means the Luxembourg act dated August 10, 1915 on commercial companies, as amended.

     "Majority Facility Lenders" means with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Facility (or (i) in the case of the RC Facility, prior to the termination of the RC Commitments, the holders of more than 50% of the Total RC Commitments, (ii) in the case of the TLE Facility, prior to any borrowing thereunder, the holders of more than 50% of the Total TLE Commitments, or (iii) in the case of the TL$ Facility, prior to any borrowing thereunder, the holders of more than 50% of the Total TL$ Commitments).

     "Mandatory Cost" means, (a) with respect to any Euribor Rate Loans made by any Lender lending from an Applicable Lending Office in a Participating Member State, a rate per annum equal to the percentage notified by that Lender to the Agent and certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Applicable Lending Office, (b) with respect to Offshore Rate Loans denominated in British pounds sterling made by any Lender lending from an Applicable Lending Office in the United Kingdom, a rate per annum determined by the Agent calculated in accordance with the following formula:

Mandatory Cost = BY + S(Y-Z) + (F x 0.01)
                 ------------------------ percent per annum
                        100 - (B+S)

and (c) with respect to any Offshore Loans denominated in any Alternative Currency other than British pounds sterling made by any Lender lending from an Applicable Lending Office in the United Kingdom:

Mandatory Cost = F x 0.01
                 -------- percent per annum
                    300

where on the day of application of the formula:

B = The percentage of the Agent's Eligible Liabilities (in excess of any stated minimum) by reference to which the Bank of England and/or the Financial

    Services Authority requires the Agent to hold on a non- interest bearing deposit account in accordance with its cash ratio requirements;

Y = The percentage rate per annum at which sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11:00 A.M. (London time) on that day for the relevant period;

F = The rate of charge payable by the Agent to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose the figure at paragraph 2.02b or 2.03b shall be deemed to be zero) and expressed in British Pounds Sterling per L1,000,000 of the Fee Base of the Agent;

S = The percentage of the Agent's Eligible Liabilities which the Bank of England
    (or other relevant United Kingdom governmental authority or agency) requires the Agent to place as a Special Deposit; and

Z = The interest rate per annum payable by the Bank of England to the Agent on Special Deposits.

     (a) For the purposes of this definition:

          (i) "Eligible Liabilities" and "Special Deposits" shall have the meanings given to them at the time of application of the above formula under or pursuant to the Bank of England Act 1998 or by the Bank of England (as appropriate);

          (ii) "Fee Base" has the meaning given to it in the Fees Regulations;

          (iii) "Fees Regulations" means the regulations on periodic fees contained in the FSA Supervision Manual governing the payment of fees for the acceptance of deposits;

     (b) In the application of the above formula, B, Y, S, and Z are included in the formula as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5% x 15%. and not as 0.5 x 15. A negative result obtained from subtracting Z from Y is to be treated as zero.

     (c) (i) The above formula is applied on the first day of each relevant period comprised in the relevant Interest Period and

          (ii) each rate calculated in accordance with the above formula is, if necessary, rounded upward to four decimal places.

     (d) The Agent may, from time to time, after consultation with the Guarantor, the Borrowers and the Lenders, determine and notify to the Guarantor, the Borrowers and the Lenders of any amendments or variations which are required to be made to the formulae set out above in order to comply with any change in law, regulation or any requirements from time to time imposed by any applicable regulatory authority in relation to Loans denominated in British pounds sterling (including, without limitation, any requirements relating to British pounds sterling primary liquidity) or any other Alternative Currency, and any such determination shall, in the absence of manifest error, be conclusive and binding on the Guarantor, the Borrowers, the Lenders and the Agent.

     "Margin Stock" shall have the meaning of such term within Regulation U of the Board.

     "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries, taken as a whole, (ii) the ability of the Guarantor or any Borrower to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Material Subsidiary" means at any time any Borrower and any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means at any time an employee benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making, or is accruing an obligation to make, contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

     "New Lender" has the meaning assigned to such term in Section 2.3(a).

     "Notes" means, collectively, the Term Notes and the RC Notes.

     "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or out of this Agreement, the Notes or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

     "Offshore Rate" means (a) for any Interest Period with respect to any Offshore Rate Loan other than one referred to in subsection (b) of this definition, the sum of (x) the Applicable Margin under the applicable Facility, plus (y) the following:

          (i) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or

          (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, or

          (iii) in the event the rates referenced in the preceding subsections
     (i) and (ii) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in the relevant Alternative Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made or continued by ABN AMRO and with a term equivalent to such Interest Period would be offered by ABN AMRO's London Branch to major banks in the London interbank market for such currency at their request at approximately 4:00 P.M. (London time) two Business Days prior to the first day of such Interest Period; and

     (b) for any Interest Period with respect to any Offshore Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and/or the Financial Services Authority of the United Kingdom or the European Central Bank, the sum of (i) the rate determined in accordance with subsection (a) of this definition (including the Applicable Margin) and (ii) the Mandatory Cost for such Interest Period.

     "Offshore Rate Loan" means a Loan in an Alternative Currency that bears interest based on an Offshore Rate.

     "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, articles of association, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

     "Other Taxes" shall have the meaning assigned to such term in Section
4.5(b).

     "Outstandings" means, collectively, at any date without duplication, the Term Loan Outstandings and the RC Outstandings on such date.

     "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in Euros or an Alternative Currency other than Dollars, the rate of interest per annum at which overnight deposits in Euros or the applicable Alternative Currency, as the case may be, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Agent located in the applicable interbank market for such currency to major banks in such interbank market.

     "Participant" shall have the meaning assigned to such term in Section 12.1(d).

     "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Principal Office" means the principal office of ABN AMRO, presently located at 540 West Madison Street, Suite 2131, Chicago, Illinois 60661-2591,
Attention: Nemesia Esangga, or such other office and address as the Agent may from time to time designate.

     "Rate Adjustment Payment" shall have the meaning assigned to such term in
Section 2.2(c).

     "Rating" means the rating of senior unsecured Indebtedness of the Guarantor in effect at any time such rating is made by either of Moody's or S&P.

     "RC Borrowers" means, collectively, VF Europe, VF Investments and VF International.

     "RC Commitment" means, with respect to each Lender, the obligation of such Lender to make RC Loans to the RC Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total RC Commitment.

     "RC Facility" means the facility described in Section 2.1 hereof providing for RC Loans to the RC Borrowers by the RC Lenders in an aggregate principal amount at any one time outstanding not to exceed the Total RC Commitment.

     "RC Lender" means each Lender that has an RC Commitment or that is the holder of RC Loans.

     "RC Loan" means any borrowing under the RC Facility in accordance with
Section 2.1; each such borrowing may be a Euribor Rate Loan or an Offshore Rate Loan.

     "RC Notes" means, collectively, the promissory notes of the RC Borrowers evidencing RC Loans executed and delivered to the RC Lenders as provided in
Section 2.7(a) substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

     "RC Outstandings" means, as of any date of determination, the aggregate principal amount of all RC Loans then outstanding.

     "RC Termination Date" means the earliest of (i) the Stated Termination Date, (ii) the date of termination of the RC Lenders' obligations pursuant to
Section 9.1 upon the occurrence of an Event of Default, or (iii) the date the RC Borrowers voluntarily and permanently terminate the RC Facility in accordance with Section 2.1(e) hereof.

     "Register" shall have the meaning assigned to such term in Section 12.1(c).

     "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

     "Required Lenders" means, as of any date, the holders of more than 50% of
(a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) before any borrowing under the TL$ Facility, the TL$ Commitments (or, after any such borrowing, the aggregate unpaid principal amount of the TL$ Loans then outstanding), (ii) before any borrowing under the TLE Facility, the TLE Commitments (or, after any such borrowing, the aggregate unpaid principal amount of the TLE Loans then outstanding) and (iii) the Total RC Commitments then in effect or, if the RC Commitments have been terminated, the Total RC Outstandings.

     "Same Day Funds" means (a) with respect to disbursements and payments in Euros, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     "Significant Subsidiary" means at any time any Borrower or any other Subsidiary, except Subsidiaries which at such time have been designated by the Guarantor (by notice to the Agent, which may be amended from time to time, which notices shall be made available by the Agent to the Lenders upon request) as nonmaterial and which, if aggregated and considered as a single Subsidiary, would not meet the definition of "significant subsidiary" in Regulation S-X of the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

     "Spot Rate of Exchange" means (i) in determining the Euro Equivalent Amount of a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Euros with such Alternative Currency at approximately 10:00 A.M. on the Business Day that is two (2) Business

Days prior to such date, and (ii) in determining the Alternative Currency Equivalent Amount of a specified Euro amount on any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of such Alternative Currency with Euros at approximately 10:00 A.M. on the Business Day that is two Business Days prior to such date.

     "Stated Termination Date" means October 27, 2010.

     "Subsequent Participant" means each country that adopts the Euro as its lawful currency after January 1, 1999.

     "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by the Guarantor and/or by one or more of the Guarantor's Subsidiaries.

     "Substitute Rate" shall have the meaning assigned to such term in Section 4.2.

     "Taxes" shall have the meaning assigned to such term in Section 4.5(a).

     "Term Facilities" means, collectively, the TL$ Facility and the TLE
Facility.

     "Term Loan Outstandings" means, collectively the TL$ Outstandings and the TLE Outstandings.

     "Term Loans" means, collectively, the TL$ Loans and the TLE Loans.

     "TL Borrowers" means, collectively, the TL$ Borrower and the TLE
Borrower.

     "TL Lenders" means, collectively, the TL$ Lenders and the TLE Lenders.

     "TL$ Borrower" means VF Asia.

     "TL$ Commitment" means with respect to each Lender, the obligation of such Lender to make a TL$ Loan to the TL$ Borrower in the amount for such Commitment set forth opposite its name in Exhibit A hereto, as such amount may be increased or decreased pursuant to an Assignment and Assumption.

     "TL$ Commitment Fee Payment Date" shall have the meaning assigned to such term in Section 3.6(a)(ii).

     "TL$ Facility" means the facility described in Section 2.4 hereof providing for Loans to the TL$ Borrower by the TL$ Lenders in an aggregate principal amount equal to the Total TL$ Commitment.

     "TL$ Lender" means each Lender that has a TL$ Commitment or that is the holder of a TL$ Loan.

     "TL$ Loan" means any borrowing under the TL$ Facility in accordance with
Section 2.4.

     "TL$ Maturity Date" means the date that is the second anniversary of the date on which the TL$ Borrower borrows TL$ Loans under the TL$ Facility.

     "TL$ Notes" means, collectively, the promissory notes of the TL$ Borrower evidencing TL$ Loans executed and delivered to the TL$ Lenders as provided in
Section 2.7(b) substantially in the form of Exhibit F-3, with appropriate insertions as to amounts, dates and names of Lenders.

     "TL$ Outstandings" means, as of any date of determination, the aggregate principal amount of all TL$ Loans then outstanding.

     "TLE Borrower" means VF Europe.

     "TLE Commitment" means with respect to each Lender, the obligation of such Lender to make a TLE Loan to the TLE Borrower in the amount for such Commitment set forth opposite its name in Exhibit A hereto, as such amount may be increased or decreased pursuant to an Assignment and Assumption.

     "TLE Commitment Fee Payment Date" shall have the meaning assigned to such term in Section 3.6(a)(iii).

     "TLE Facility" means the facility described in Section 2.5 hereof providing for Loans to the TLE Borrower by the TLE Lenders in an aggregate principal amount equal to the Total TLE Commitment.

     "TLE Lender" means each Lender that has a TLE Commitment or that is the holder of a TLE Loan.

     "TLE Loan" means any borrowing under the TLE Facility in accordance with
Section 2.5.

     "TLE Maturity Date" means the date that is the second anniversary of the date on which the TLE Borrower borrows TLE Loans under the TLE Facility.

     "TLE Notes" means, collectively, the promissory notes of the TLE Borrower evidencing TLE Loans executed and delivered to the TLE Lenders as provided in
Section 2.7(b) substantially in the form of Exhibit F-2, with appropriate insertions as to amounts, dates and names of Lenders.

     "TLE Outstandings" means, as of any date of determination, the aggregate principal amount of all TLE Loans then outstanding.

     "Total Available RC Commitment" means, as to any RC Lender at any time, an amount equal to the excess, if any, of (a) such Lender's RC Commitment then in effect over (b) the sum of (i) such Lender's then outstanding Euribor Rate Loans and (ii) the Euro Equivalent Amount of such Lender's then outstanding Offshore Rate Loans.

     "Total RC Commitment" means a principal amount equal to (a) E175,000,000 or (b) at such time as Exhibit A hereto is amended by the entering into of one or more amendment agreements pursuant to Section 2.3 hereof, an amount equal to up to E225,000,000, as such amounts are reduced from time to time in accordance with Section 2.1(e).

     "Total TL$ Commitment" means a principal amount equal to $40,000,000, as such amount may be reduced from time to time in accordance with Section 2.4(d).

     "Total TLE Commitment" means a principal amount equal to E40,000,000, as such amount may be reduced from time to time in accordance with Section 2.5(d).

     "Trust" means the respective trusts established under those certain deeds of trust dated August 21, 1951 made by John E. Barbey and under the will of John
E. Barbey, deceased.

     "Type" shall mean any type of Loan (i.e., a Euribor Rate Loan or an Offshore Rate Loan).

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "VF Asia" shall have the meaning assigned to such term in the preamble hereto.

     "VF Europe" shall have the meaning assigned to such term in the preamble hereto.

     "VF International" shall have the meaning assigned to such term in the preamble hereto.

     "VF Investments" shall have the meaning assigned to such term in the preamble hereto.

     "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of any Subsidiary organized in a jurisdiction outside of the United States, shares not exceeding 5% of total shares) are at the time directly or indirectly owned by the Guarantor.

     1.2. Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis; provided that, if the Guarantor notifies the Agent that the Guarantor wishes to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Guarantor that the Required Lenders wish to amend Article VIII for such purpose), then the Guarantor's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor and the Required Lenders.

          (b) Each term defined in Articles 1, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at London, England.

          (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

          (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (k) Any reference to an officer of the Guarantor or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

          (m) For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Alternative Currency of an amount in Euros, and the equivalent in Euros of an amount in any Alternative Currency, shall be determined as set forth in the definitions of Euro Equivalent Amount and Alternative Currency Equivalent Amount, as applicable.

     1.3. Luxembourg Terms. In this Agreement, where it relates to a Luxembourg entity, a reference to insolvency, reorganization, bankruptcy or liquidation includes, without limitation, bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat preventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion controlee), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally. In this Agreement, where it relates to a Luxembourg entity, a reference to a receiver, intervenor, conservator, custodian, trustee, liquidator, sequestrator, or similar officer includes, without limitation, a "commissaire a la gestion controlee", a "liquidateur", an "administrateur judiciaire", a "curateur", an "expert en relation avec la procedure de la gestion controlee" or any other similar officer appointed as a consequence of the financial difficulties of such Luxembourg entity.

     1.4. Belgian Terms. In this Agreement a reference to:

     (a) a LIQUIDATOR, TRUSTEE IN BANKRUPTCY, JUDICIAL CUSTODIAN, COMPULSORY MANAGER, RECEIVER, ADMINISTRATOR RECEIVER, ADMINISTRATOR OR SIMILAR OFFICER includes any curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk deskundige/expert judiciaire, mandataris ad hoc/mandataire ad hoc, commissaris inzake opschorting/commissaire au sursis and sekwester/sequestre;

     (b) a SECURITY INTEREST includes any mortgage (hypotheek/hypotheque), pledge (pand/ nantissement), privilege (voorrecht/privilege), retention right (eigendomsvoorbehoud/droit de retention), real surety (zakelijke zekerheid/surete reelle), mandate (mandaat/mandat) to grant a mortgage, a pledge or any other real surety, and any transfer by way of security (overdracht ten titel van zekerheid/transfert a titre de garantie);

     (c) a person being UNABLE TO PAY ITS DEBTS is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);

     (d) a MORATORIUM, COMPOSITION, ASSIGNMENT OR SIMILAR ARRANGEMENT includes any gerechtelijk akkoord/concordat judiciaire and any minnelijk akkoord met schuldeisers/ accord amiable avec tous les creanciers; WINDING UP, ADMINISTRATION OR DISSOLUTION includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and any sluiting van een onderneming/fermeture d'enterprise; ATTACHMENT, SEQUESTRATION, DISTRESS, EXECUTION OR ANALOGOUS EVENTS includes any uitvoerend beslag/saisie executoire and any bewarend beslag/saisie conservatoire; an AMALGATION, DEMERGER, MERGER, CONSOLIDATION or RECONSTRUCTION includes any overdracht van algemeenheid/transfert d'universalite, overdracht van bedrijfstak/transfert de branche d'activite, splitsing/scission, fusie/fusion and any assimilated transaction in accordance with articles 676 and 677 of the Belgian Companies Code (gelijkgestelde verrichting/operation assimilee); and

     (e) a "GUARANTEE" includes any "borgtocht/cautionnement", "aval" and any "garantie" which is independent from the debt to which it relates."

                                   ARTICLE II

                              THE CREDIT FACILITIES

     2.1. RC Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each RC Lender severally agrees to make RC Loans in Euros or an Alternative Currency (as specified in the respective Borrowing Notice) to the RC Borrowers under the RC Facility from time to time from the Closing Date until the RC Termination Date on a pro rata basis among the RC Lenders as to the total borrowing requested by an RC Borrower on any Business Day determined by such Lender's Applicable Commitment Percentage up to but not exceeding a Euro Equivalent Amount equal to the RC Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such RC Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such RC Loan, (x) the Euro Equivalent Amount of the aggregate principal amount of RC Outstandings shall not exceed the then applicable Total RC Commitment, and (y) the Euro Equivalent Amount of the aggregate principal amount of all outstanding RC Loans to all RC Borrowers for each RC Lender, shall not exceed such RC Lender's RC Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the RC Borrowers may borrow, repay and reborrow under the RC Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the RC Termination Date.

          (b) Amounts. If at any time the aggregate unpaid principal Euro Equivalent Amount of RC Outstandings shall exceed the Total RC Commitment by more than 5%, the RC Borrowers shall immediately make such payments and prepayments of RC Loans as shall be necessary to eliminate such excess. Each RC Loan under the RC Facility shall be in an amount of at least E5,000,000 (or the Euro Equivalent Amount thereof in any Alternative Currency), and, if greater than E5,000,000, an integral multiple of E1,000,000 (or the Euro Equivalent Amount thereof in any Alternative Currency).

          (c) RC Loans. (i) An Authorized Representative of an RC Borrower shall give the Agent:

               (1) at least two (2) Business Days' irrevocable telephonic notice of each RC Loan to such RC Borrower denominated in either Dollars or Euros (whether representing an additional borrowing or the Continuation of a borrowing hereunder) prior to 1:00 P.M.; and

               (2) at least three (3) Business Days' irrevocable telephonic notice of each RC Loan to such RC Borrower denominated in any Alternative Currency other than Dollars (or, in the case of any RC Loan denominated in any other currency determined to be an Alternative Currency after the date hereof, such greater notice period reasonably determined by the Agent to be necessary), whether representing an additional borrowing or the Continuation of a borrowing hereunder, prior to 1:00 P.M.

Each such notice shall be effective upon receipt by the Agent, shall specify the identity of the RC Borrower, the amount of the borrowing, the Type of RC Loan (Euribor Rate if such RC Loan is requested in Euros, or Offshore Rate if such RC Loan is requested in an Alternative Currency), the date of borrowing (which shall be a Business Day), the Interest Period to be used in the computation of interest, and if an Offshore Rate Loan, the applicable Alternative Currency. The Authorized Representative of the applicable RC Borrower shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with a specification of the amount of each RC Lender's portion of an RC Loan requested thereunder, shall be provided by the Agent to each RC Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 1:00 P.M.) not later than 2:00 P.M. on the same day as the Agent's receipt of such notice. At approximately 4:00 P.M. two (2) Business Days preceding the date specified for an RC Loan of an Alternative Currency, the Agent shall determine the Borrowing Date Exchange Rate and the applicable interest rate. Not later than 5:00 P.M. two (2) Business Days preceding the date specified for each RC Loan of an Alternative Currency, the Agent shall provide the applicable RC Borrower and each RC Lender notice by telefacsimile transmission of the Borrowing Date Exchange Rate applicable to such RC Loan, and the applicable Alternative Currency Equivalent Amount of the RC Loan or RC Loans required to be made by each RC Lender on such date, and the Euro Equivalent Amount of such RC Loan or RC Loans and the applicable Offshore Rate.

          (ii) (A) In the case of RC Loans in Euros, not later than 10:00 A.M. on the date specified for each borrowing under this Section 2.1, each RC Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the RC Loan or RC Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such RC Lender's Applicable Commitment Percentage of the RC Loan or RC Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Euros constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable RC Borrower by delivery no later than 10:00 A.M. of the proceeds thereof to the applicable Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative of such RC Borrower and reasonably acceptable to the Agent.

          (B) In the case of RC Loans in an Alternative Currency, not later than 10:00 A.M. on the date specified for each RC Loan, each RC Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the RC Loan or RC Loans to be made by it on such day available to the applicable RC Borrower at the Funding Bank, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the applicable RC Borrower by delivery of the Alternative Currency Equivalent Amount to such RC Borrower's account with the Funding Bank.

          (iii) If requested by the applicable RC Borrower through the Agent, before 1:00 P.M. at least four Business Days before the beginning of any Interest Period applicable to a Euribor Rate Loan or Offshore Rate Loan, as the case may be, each Lender will advise the Agent before 10:00 A.M. three Business Days preceding the beginning of such Interest Period as to whether, if the RC Borrower selects an Interest Period of nine or twelve months, such RC Lender expects that deposits in Euros or the applicable Alternative Currency, as the case may be, with a term corresponding to such Interest Period will be available to it two Business Days preceding such Interest Period in the amount and for the duration required to fund the Euribor Rate Loan or Offshore Rate Loan, as the case may be, to which such Interest Period would apply. If, but only if, each RC Lender confirms that it expects such deposits to be available to it on terms acceptable to such RC Lender, in its own discretion, then such Borrower shall be entitled to select a duration of nine or twelve months for such Interest Period.

          (d) Repayment of RC Loans. The principal amount of each RC Loan shall be due and payable to the Agent for the benefit of each RC Lender in full on the RC Termination Date, or earlier as specifically provided herein. The principal amount of any RC Loan may be prepaid without penalty or premium in whole or in part on any Business Day, upon at least three (3) Business Days' irrevocable telephonic notice from an Authorized Representative of the applicable Borrower (effective upon receipt) to the Agent prior to 1:00 P.M. The Agent shall give the Lenders prompt notice of all such notices of prepayment. Such Authorized Representative shall provide the Agent written confirmation of each such telephonic notice, but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of RC Loans made by an RC Borrower shall be in the Euro Equivalent Amount of E5,000,000 or such greater Euro Equivalent Amount which is an integral multiple of E1,000,000 (provided that repayments in an Alternative Currency shall be approximately equal to such amounts), or the amount equal to all RC Outstandings, or such other amount as necessary to comply with Section 2.1(b). Any prepayment of an RC Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.4.

          (e) Reductions. The RC Borrowers shall, by notice from an Authorized Representative, have the right from time to time, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total RC Commitment, which reduction shall be applied pro rata to the RC Commitments of the RC Lenders. The Agent shall give each RC Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of E5,000,000 or such greater amount which is in an integral multiple of E1,000,000, or the entire remaining Total RC Commitment, and shall permanently reduce the Total RC Commitment. Each reduction of the Total RC Commitment shall be accompanied by payment of the RC Loans to the extent that the principal amount of RC Outstandings exceeds the Total RC Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid and any amount required under Section 4.4.

     2.2. Utilization of Alternative Currencies. (a) All RC Loans in Alternative Currencies shall be Offshore Rate Loans.

          (b) Each request for an RC Loan in an Alternative Currency under a Borrowing Notice shall constitute the applicable RC Borrower's request for an RC Loan of the Euro Equivalent Amount of the amount of the Alternative Currency specified in such Borrowing Notice, and for such RC Loan to be made available by the RC Lenders to the applicable RC Borrower in the Alternative Currency Equivalent Amount of such Euro Equivalent Amount (determined based on the Borrowing Date Exchange Rate applicable to such RC Loan). The principal amount outstanding on any RC Loan shall be recorded in the Agent's records in Euros (in the case of an RC Loan in an Alternative Currency as if the RC Loan had initially been made in Euros), based on the Euro Equivalent Amount of the initial RC Loan in an Alternative Currency, as reduced from time to time by the Euro Equivalent Amount (based on the Borrowing Date Exchange Rate applicable to such RC Loan) of any principal payments with respect to such RC Loan. Except to the extent provided in the proviso to the definition of the term "Euro Equivalent Amount", for the purposes of determining the maximum amount of RC Outstandings hereunder, it is intended by the parties that all RC Loans shall be the functional equivalent of RC Loans made and repaid (based on the applicable Borrowing Date Exchange Rate for each RC Loan) in Euros. It is recognized that one or more Lenders may elect to record RC Loans in Alternative Currencies. The Agent shall maintain records sufficient to identify at any time (A) the Borrowing Date Exchange Rate with respect to each RC Loan and (B) the portion of the RC Outstandings attributable to each RC Loan.

          (c) Any Borrower may elect to Continue an Offshore Rate Loan pursuant to the terms of Section 3.2 and subject to the conditions set forth in this
Section 2.2(c). In the event an Offshore Rate Loan is Continued, such election to Continue the Offshore Rate Loan shall be treated as an RC Loan, and the Agent shall notify the applicable Borrower and the applicable Lenders of the Borrowing Date Exchange Rate, the Interest Period and the rate for such Continued Offshore Rate Loan. The RC Lenders shall each be deemed to have made an RC Loan to the applicable RC Borrower of its Applicable Commitment Percentage of each RC Loan in an Alternative Currency, and the Agent shall apply the Borrowing Date Exchange Rate for such new Interest Period to such Continued Alternative Currency Equivalent Amount to determine the new Euro Equivalent Amount of such RC Loan and shall adjust its books and the RC Outstandings. In the event that such adjustment with respect to a Continued RC Loan would cause the total Euro Equivalent Amount of RC Outstandings to exceed the Total RC Commitment, the RC Borrowers shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Continued RC Loan (applying the new

Borrowing Date Exchange Rate) necessary to ensure that the Euro Equivalent Amount of all RC Outstandings does not exceed the Total RC Commitment, provided, however, that no RC Borrower shall be required to pay any additional compensation pursuant to Section 4.4 with respect to a prepayment of an RC Loan required by this sentence if such prepayment is made immediately on the effective date of the Continuation giving rise to such prepayment and no notice of such prepayment shall be required. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or Continuation of an Offshore Rate Loan by the time prescribed in Sections 2.1(c) or 3.2, as applicable, the applicable Borrower shall be deemed to have elected to Continue such Offshore Rate Loan as a Loan of the same Type in the same Alternative Currency for an Interest Period of one month. No Borrower shall be entitled to elect to Continue any Offshore Rate Loan in an Alternative Currency if a Default or Event of Default shall have occurred and be continuing.

     2.3. Increase in Total RC Commitment. (a) The RC Borrowers, the Agent and any Lender or any other Person qualifying as an Eligible Assignee but for the absence of an assignment, or any combination of such Lenders and such Persons (collectively, "New Lenders"), may (in their sole discretion) enter into one or more amendment agreements substantially in the form of Exhibit H attached hereto and incorporated herein by reference without further approval of the Lenders (or any other New Lender) pursuant to which each New Lender agrees to incur or increase, as the case may be, its RC Commitment so as to make available to the RC Borrowers, subject to all conditions herein set forth, RC Loans in the maximum aggregate Euro Equivalent Amount (for all New Lenders) of up to E50,000,000 thereby increasing the Total RC Commitment to up to the Euro Equivalent Amount of E225,000,000; provided that

          (i) each such increase shall be in an amount at least equal to E10,000,000 or an integral multiple of E5,000,000 in excess thereof;

          (ii) the RC Borrowers shall execute and deliver to the Agent (A) if requested by such New Lender, RC Notes for each New Lender, (B) board resolutions of each RC Borrower certified by its secretary or assistant secretary approving and adopting such RC Commitment increase and authorizing the execution and delivery of the instruments relating thereto, and (C) the legal opinions of the General Counsel of the Guarantor and special counsel to the RC Borrowers as to the due authorization, execution and delivery of such instruments, the enforceability thereof and no conflict thereof with the Organizational Documents, by-laws and material agreements of the Guarantor and the RC Borrowers or with any applicable laws, rules or regulations, all in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 5.1(a)(ii); and

          (iii) no Default or Event of Default then exists or would arise as a result of any such increase.

          (b) Upon the execution, delivery and acceptance of the documents required by this Section 2.3, each New Lender shall have all of the rights and obligations of an RC Lender under this Agreement. The Agent shall provide the RC Lenders with notice of the revised Total

RC Commitment and the revised Applicable Commitment Percentages of the RC Lenders, including the New Lenders.

          (c) Upon the effectiveness of an increase provided for in this Section 2.3, at the end of the then current Interest Period for such RC Loans as may then be outstanding, the RC Borrowers shall prepay to certain RC Lenders such amount of such RC Loans as may be then outstanding as are necessary so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of the relevant increase of the Total RC Commitment, the principal balance of all outstanding RC Loans owing to each RC Lender is equivalent to each such RC Lender's Applicable Commitment Percentage (after giving effect to any nonratable increase in the Total RC Commitment resulting from the exercise of an increase pursuant to this Section 2.3) of the then RC Outstandings.

     2.4. TL$ Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each TL$ Lender severally agrees to make a TL$ Loan in Dollars to the TL$ Borrower under the TL$ Facility on any Business Day occurring during the period from the Closing Date until December 31, 2005 in an amount equal to the TL$ Commitment of such Lender in effect on the date of such Loan, provided, however, that any unused portion of the TL$ Commitment of any TL$ Lender will expire on the date of borrowing and, provided further that the Lenders will not be required and shall have no obligation to make any such Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default.

          (b) TL$ Loans. (i) An Authorized Representative of the TL$ Borrower shall give the Agent at least two (2) Business Days' irrevocable telephonic notice of such TL$ Loan (whether representing the borrowing thereof or the Continuation of the borrowing hereunder) prior to 1:00 P.M. Each such notice shall be effective upon receipt by the Agent, shall specify the date of borrowing (which shall be a Business Day) and the Interest Period to be used in the computation of interest. The Authorized Representative of the TL$ Borrower shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with a specification of the amount of each TL$ Lender's portion of the TL$ Loans requested thereunder, shall be provided by the Agent to each TL$ Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 1:00 P.M.) not later than 2:00 P.M. on the same day as the Agent's receipt of such notice. At approximately 4:00 P.M. two
(2) Business Days preceding the date specified for the TL$ Loans, the Agent shall determine the applicable interest rate.

          (ii) Not later than 10:00 A.M. on the date specified for the TL$ Loans, each TL$ Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the TL$ Loan to be made by it on such day available to the TL$ Borrower at the Funding Bank, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the TL$ Borrower by delivery of the amount thereof in Dollars to the TL$ Borrower's account with the Funding Bank.

          (iii) If requested by the TL$ Borrower through the Agent, before 1:00 P.M. at least four Business Days before the beginning of any Interest Period applicable to the TL$ Loan, each TL$ Lender will advise the Agent before 10:00 A.M. three Business Days preceding the beginning of such Interest Period as to whether, if the TL$ Borrower selects an Interest Period of nine or twelve months, such TL$ Lender expects that deposits in Dollars, with a term corresponding to such Interest Period will be available to it two Business Days preceding such Interest Period in the amount and for the duration required to fund the TL$ Loan to which such Interest Period would apply. If, but only if, each TL$ Lender confirms that it expects such deposits to be available to it on terms acceptable to such TL$ Lender, in its own discretion, then the TL$ Borrower shall be entitled to select a duration of nine or twelve months for such Interest Period.

          (c) Repayment of TL$ Loans. (i) The principal amount of the TL$ Loans shall be due and payable to the Agent for the benefit of each TL$ Lender in full on the TL$ Maturity Date, or earlier as specifically provided herein. The principal amount of the TL$ Loans may be prepaid without penalty or premium in whole or in part on any Business Day, upon at least three (3) Business Days' irrevocable telephonic notice from an Authorized Representative of the TL$ Borrower (effective upon receipt) to the Agent prior to 1:00 P.M. The Agent shall give the TL$ Lenders prompt notice of all such notices of prepayment. Such Authorized Representative shall provide the Agent written confirmation of each such telephonic notice, but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of TL$ Loans made by the TL$ Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all TL$ Outstandings. Any prepayment of the TL$ Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.4.

          (d) Reductions. The TL$ Borrower shall, by notice from an Authorized Representative thereof, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the TL$ Commitments, which reduction shall be applied pro rata to the TL$ Commitments of the TL$ Lenders. The Agent shall give each TL$ Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining TL$ Commitments, and shall permanently reduce the TL$ Commitments.

     2.5. TLE Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each TLE Lender severally agrees to make a TLE Loan in Euros to the TLE
Borrower under the TLE Facility on any Business Day occurring during the period from the Closing Date until December 31, 2005 in an amount equal to the TLE Commitment of such Lender in effect on the date of such Loan, provided, however, that any unused portion of the TLE Commitment of any TLE Lender will expire on the date of borrowing and, provided further that the Lenders will not be required and shall have no obligation to make any such Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default.

          (b) TLE Loans. (i) An Authorized Representative of the TLE Borrower shall give the Agent at least two (2) Business Days' irrevocable telephonic notice of such TLE Loan (whether representing the borrowing thereof or the Continuation of the borrowing hereunder) prior to 1:00 P.M. Each such notice shall be effective upon receipt by the Agent, shall specify the date of borrowing (which shall be a Business Day) and the Interest Period to be used in the computation of interest. The Authorized Representative of the TLE Borrower shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with a specification of the amount of each TLE Lender's portion of the TLE
Loans requested thereunder, shall be provided by the Agent to each TLE Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 1:00 P.M.) not later than 2:00 P.M. on the same day as the Agent's receipt of such notice. At approximately 4:00 P.M. two (2) Business Days preceding the date specified for the TLE Loans, the Agent shall determine the applicable interest rate.

          (ii) Not later than 10:00 A.M. on the date specified for the TLE Loans, each TLE Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the TLE Loan to be made by it on such day available to the TLE Borrower at the Funding Bank, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the TLE Borrower by delivery of the Amount thereof in Euros to the TLE Borrower's account with the Funding Bank.

          (iii) If requested by the TLE Borrower through the Agent, before 1:00 P.M. at least four Business Days before the beginning of any Interest Period applicable to the TLE Loan, each TLE Lender will advise the Agent before 10:00 A.M. three Business Days preceding the beginning of such Interest Period as to whether, if the TLE Borrower selects an Interest Period of nine or twelve months, such TLE Lender expects that deposits in Euros, with a term corresponding to such Interest Period will be available to it two Business Days preceding such Interest Period in the amount and for the duration required to fund the TLE Loan to which such Interest Period would apply. If, but only if, each TLE Lender confirms that it expects such deposits to be available to it on terms acceptable to such TLE Lender, in its own discretion, then the TLE Borrower shall be entitled to select a duration of nine or twelve months for such Interest Period.

          (c) Repayment of TLE Loans. (i) The principal amount of the TLE
Loans shall be due and payable to the Agent for the benefit of each TLE Lender in full on the TLE Maturity Date, or earlier as specifically provided herein. The principal amount of the TLE Loans may be prepaid without penalty or premium in whole or in part on any Business Day, upon at least three (3) Business Days' irrevocable telephonic notice from an Authorized Representative of the TLE Borrower (effective upon receipt) to the Agent prior to 1:00 P.M.. The Agent shall give the TLE Lenders prompt notice of all such notices of prepayment. Such Authorized Representative shall provide the Agent written confirmation of each such telephonic notice, but failure to provide such confirmation shall not affect the validity of such telephonic notice. All prepayments of TLE Loans made by the TLE Borrower shall be in the amount of E5,000,000 or such greater amount which is an integral multiple of E1,000,000, or the amount equal to all TLE Outstandings. Any prepayment of the TLE Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.4.

          (d) Reductions. The TLE Borrower shall, by notice from an Authorized Representative thereof, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the TLE Commitments, which reduction shall be applied pro rata to the TLE Commitments of the TLE Lenders. The Agent shall give each TLE Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of E5,000,000 or such greater amount which is in an integral multiple of E1,000,000, or the entire remaining TLE Commitments, and shall permanently reduce the TLE Commitments.

     2.6. Use of Proceeds. The proceeds of the Loans made pursuant to the RC Facility hereunder shall be used by the RC Borrowers for general corporate purposes including without limitation the making of acquisitions. The proceeds of the Loans made pursuant to the Term Facilities hereunder shall be used to pay dividends on the equity interests of the TL Borrowers.

     2.7. Notes.

          (a) RC Notes. Upon the request to the Agent by any RC Lender, RC Loans made by such Lender to each RC Borrower shall be evidenced by an RC Note payable by such RC Borrower to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total RC Commitment, which RC Note shall be dated the Closing Date or a later date pursuant to an Assignment and Assumption or to Section 2.3(a)(ii) and shall be duly completed, executed and delivered by such RC Borrower.

          (b) TL$ Notes. Upon the request to the Agent by any TL$ Lender, the TL$ Loans made by such Lender to the TL$ Borrower shall be evidenced by a TL$ Note payable by the TL$ Borrower to the order of such TL$ Lender, which TL$ Note shall be dated the date of such borrowing or a later date pursuant to an Assignment and Assumption and shall be duly completed, executed and delivered by the TL$ Borrower.

          (c) TLE Notes. Upon the request to the Agent by any TLE
Lender, the TLE Loans made by such Lender to the TLE Borrower shall be evidenced by a TLE Note payable by the TLE Borrower to the order of such TLE Lender, which TLE Note shall be dated the date of such borrowing or a later date pursuant to an Assignment and Assumption and shall be duly completed, executed and delivered by the TLE Borrower.

     2.8. Certain Payment Provisions. Unless the applicable Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in Same Day Funds, then:

          (a) if the applicable Borrower failed to make such payment, each applicable Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

          (b) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Agent to the applicable Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan, included in the applicable Loan. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its RC Commitment, TLE Commitment and/or TL$ Commitment or to prejudice any rights which the Agent or the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Agent to any Lender with respect to any amount owing under this subsection 2.8 shall be conclusive, absent manifest error.

     2.9. Certain Provisions Relating to Euros. (a) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for Indebtedness of any Borrower to the Lenders under or pursuant to this Agreement or (ii) each Lender's Commitment or Commitments, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro unit as the Agent may specify.

          (b) The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the Euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the Euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Guarantor, any Borrower or any Lender to the extent such modifications are not materially disadvantageous to the Guarantor, the Borrowers and the Lenders, upon notice thereto.

                                  ARTICLE III

                     FUNDING, FEES, AND PAYMENT CONVENTIONS

     3.1. Interest Rate Options. (a) All Loans in Alternative Currencies shall be Offshore Rate Loans. All Loans in Euros shall be Euribor Rate Loans.

          (b) The TL Borrowers may elect multiple Interest Periods with respect to different portions of each Term Loan borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Term Loans comprising such borrowing, and the Term Loans comprising each such portion shall be considered a separate borrowing. Notwithstanding the foregoing, a TL Borrower may not pursuant to this Section 3.1(b) (i) elect an Interest Period for Term Loans that ends after the TL$ Maturity Date or the TLE Maturity Date, as applicable, (ii) elect Interest Periods that would result in more than ten Term Loan borrowings being outstanding at any one time, or (iii) elect an Interest Period for any Term Loan unless the aggregate outstanding principal amount of Term Loans (including any Term Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply equals (x) with respect to TL$ Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (y) with respect to TLE Loans, E5,000,000 or an integral multiple of E1,000,000 in excess thereof.

          (c) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods applicable to any Loans; provided, however, (x) there shall not be outstanding at any one time Loans having more than twenty (20) different Interest Periods and (y) no Loan shall have an Interest Period that extends beyond the Stated Termination Date (in the case of an RC Loan), the TL$ Maturity Date (in the case of a TL$ Loan) or the TLE Maturity Date (in the case of a TLE Loan). If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Continuation of any such RC Loan as a Fixed Rate Loan by the time prescribed by Sections 2.1(c) and 3.2, as applicable, Section 2.2(c) shall apply.

     3.2. Continuations and Elections of Subsequent Interest Periods. (a) Subject to the limitations set forth in the definition of "Interest Period," in Sections 2.1(c)(iii), 2.4(b)(iii), 2.5(b)(iii) and 3.1 and in Article IV, any Borrower may, provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 1:00 P.M. two (2) Business Days' prior to the date of such Continuation in the case of Loans denominated in either Dollars or Euros and three (3) Business Days' prior to the date of such Continuation in the case of Loans denominated in any Alternative Currency other than Dollars, elect a subsequent Interest Period for any Fixed Rate Loan to begin on the last day of the then current Interest Period for such Fixed Rate Loan (subject to Section
2.2 with respect to any Offshore Rate Loan in an Alternative Currency).

          (b) Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the affected Fixed Rate Loan, the Type of Loan, and, if a Continuation as a Fixed Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative of such Borrower shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each affected Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 1:00 P.M.) not later than 2:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the applicable Lenders.

          (c) Subject to Section 2.2(c), failure by any Borrower to elect a Continuation in accordance with Section 3.2(a) or to provide notice of payment shall result in such Borrower being deemed to have elected to Continue the applicable Loan as a Loan of the same Type for an Interest Period of one month.

     3.3. Payment of Interest. Each Borrower shall pay to the Agent interest on the outstanding and unpaid principal amount of each Loan made to such Borrower by each Lender, for the account of such Lender commencing on the date of such Loan until such Loan shall be repaid, at the applicable Fixed Rate as designated by such Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Loan shall be paid on the earlier of (a) the last day of the applicable Interest Period for such Fixed Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (b) upon payment in full of the related Loan; provided, however, that any amount payable hereunder (whether of principal, interest, fees or otherwise), if not paid when due, shall bear interest until such amount is paid in full at the Default Rate notwithstanding any provision herein to the contrary.

     3.4. Prepayments. Subject to Section 2.2(c), whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 4.4.

     3.5. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of any Borrower to the Lenders or the Agent with respect to any Loan, shall be made to the Agent (i) in Euros at the Principal Office in the case of Loans made in Euros and (ii) in the same Alternative Currency at the Funding Bank in the case of Loans made in Alternative Currencies, in immediately available funds without setoff, recoupment, deduction or counterclaim on or before 2:00 P.M. on the date such payment is due. The applicable Borrower shall give the Agent not less than one (1) Business Day's prior written notice of any payment of principal, such notice to be given prior to 2:00 P.M. and to specify the date the payment will be made and the Loan to which payment relates. In the case of Loans made in Euros or Dollars to any Borrower, the

Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of such Borrower with the Agent. Any such payment shall not be deemed to be received until the time such funds become available. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment is made from the date such amount was due and payable until the date such funds become available.

          (b) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the RC Termination Date, the TL$ Maturity Date or the TLE Maturity Date, as the case may be.

     3.6. Fees.

          (a) Commitment Fees. (i) For the period beginning on and including the Closing Date and ending on (but excluding) the RC Termination Date, the RC Borrowers agree, jointly and severally, to pay to the Agent, for the pro rata benefit of the RC Lenders based on their Applicable Commitment Percentages, a commitment fee calculated at a rate per annum equal at all times to 30% of the Applicable Margin with respect to the RC Facility from time to time in effect multiplied by the Total Available RC Commitment in effect from time to time during the period for which payment is made. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 2005 to and on the RC Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its RC Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

          (ii) For the period beginning on and including the Closing Date and ending on (but excluding) the date (the "TL$ Commitment Fee Payment Date") which is the earlier of (x) the date of borrowing of the TL$ Loans under the TL$ Commitments and (y) December 31, 2005, the TL$ Borrower agrees to pay to the Agent, for the pro rata benefit of the TL$ Lenders based on their Applicable Commitment Percentages, a commitment fee at a rate per annum equal to 0.05% multiplied by the Total TL$ Commitment in effect during the period for which payment is made. Such fees shall be due on the TL$ Commitment Fee Payment Date. Notwithstanding the foregoing, so long as any TL$ Lender fails to make available any portion of its TL$ Commitment when requested, such TL$ Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

          (iii) For the period beginning on and including the Closing Date and ending on (but excluding) the date (the "TLE Commitment Fee Payment Date") which is the earlier of (x) the date of borrowing of the TLE Loans under the TLE Commitments and (y) December 31, 2005, the TLE Borrower agrees to pay to the Agent, for the pro rata benefit of the TLE Lenders based on their Applicable Commitment Percentages, a commitment fee at a rate per annum equal to 0.05% multiplied by the Total TLE Commitment in effect during the period for which payment is made. Such fees shall be due on the TLE
Commitment Fee Payment Date.

Notwithstanding the foregoing, so long as any TLE Lender fails to make available any portion of its TLE Commitment when requested, such TLE
Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

          (b) Utilization Fee. For the period beginning on and including the Closing Date and ending on (but excluding) the RC Termination Date, for each day on which the RC Outstandings exceed sixty-six and two-thirds percent (66 2/3%) of the Total RC Commitment, the RC Borrowers agree, jointly and severally, to pay to the Agent, for the pro rata benefit of the RC Lenders based on their respective Applicable Commitment Percentages, a utilization fee calculated at a rate per annum equal to .05% of all RC Outstandings on such day. Such fees shall be due in arrears on the last Business Day of each March, June, September and December, commencing on the first of such days to occur after any utilization fee shall have accrued and become payable to and on the RC Termination Date.

          (c) Administrative Fees. The Borrowers agree, jointly and severally, to pay to the Agent, for the Agent's individual account, an annual administrative fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Guarantor and Agent in writing.

     3.7. Payments to Agent for Lenders. Except as otherwise specified herein,
(i) each payment on account of the principal of and interest on Loans and the fees described in Section 3.6, shall be made to the Agent for the account of the applicable Lenders pro rata based on their Applicable Commitment Percentages, and (ii) the Agent will promptly distribute to the applicable Lenders, in immediately available funds payments received in fully collected, immediately available funds from the applicable Borrower.

     3.8. Computation of Rates and Fees. Except as may be otherwise expressly provided, interest rates (including each Fixed Rate and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

     3.9. Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder, nor shall the RC Commitment, TLE Commitment or TL$ Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to make any Loan to any Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance in its favor as a Lender all or any portion of such Loan (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such defaulting Lender would have been entitled had it made such Loan; provided that (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such defaulting Lender and (ii) upon payment to the Agent from such defaulting Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable

Loan of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

     4.1. Increased Cost and Reduced Return.

          (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation (other than any such adoption or change relating to Taxes or Other Taxes, the compensation for which is governed by Section 4.5), or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the reserve requirement contemplated by Section 4.1(c)(ii)) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the RC Commitment, TLE Commitment or TL$ Commitment of such Lender hereunder; or

          (ii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Continuing, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Fixed Rate Loans, then the applicable Borrower or Borrowers shall pay to such Lender within 15 days of demand for such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by any Borrower under this Section 4.1(a), such Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within 15 days after demand by such Lender (with a copy to the Agent) the applicable Borrower or Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender shall promptly notify the applicable Borrower or Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the applicable Borrower or Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (i) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the applicable Borrower or Borrowers shall not be under any obligation to compensate any Lender under clauses (a) or (b) above with respect to increased costs or reduction in return on capital with respect to any period prior to the date that is three months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions in return on capital and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions in capital; provided further that the foregoing limitation shall not apply to any increased costs or reductions in return on capital arising out of the retroactive application of any law, rule, guideline or directive as aforesaid within such three-month period.

          (ii) The applicable Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Euribor Rate Loan and of each Offshore Rate Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), excluding any costs included in the definition of Mandatory Costs, which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 15 days' prior notice (with a copy to the Agent) of such additional interest from such Lender. If a

     Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     4.2. Inability to Determine Interest Rate. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

          (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Euribor Rate for such Interest Period or the Offshore Rate for one or more Alternative Currencies for such Interest Period; or

          (b) the Majority Facility Lenders under any Facility determine (which determination shall be conclusive) and notify the Agent that the Euribor Rate or the Offshore Rate for one or more Alternative Currencies will not adequately and fairly reflect the cost to the Lenders of funding or maintaining Fixed Rate Loans under such Facility for such Interest Period (any currency affected by the circumstances described in clause (a) or (b) is referred to as an "Affected Currency");

then the Agent shall give telecopy or telephonic notice thereof to the applicable Borrower or Borrowers and the applicable Lenders as soon as practicable thereafter. If such notice is given, and unless an alternate rate is determined as set forth below, then (i) any such Loans in an Affected Currency requested to be made on the first day of such Interest Period shall not be made,
(ii) any outstanding Loans in an Affected Currency shall be due and payable on the last day of the then-current Interest Period with respect thereto, and (iii) until such notice has been withdrawn by the Agent, no further Loans in an Affected Currency shall be made or Continued as such. Notwithstanding the foregoing, as promptly as practicable but in no event later than three Business Days after the giving of the required notice by the Agent with respect to such circumstances, the Agent (in consultation with the applicable Lenders) shall negotiate with the applicable Borrower or Borrowers in good faith to ascertain whether a substitute interest rate (a "Substitute Rate") may be agreed upon for the maintaining of Loans in the Affected Currency. If a Substitute Rate is agreed upon by the applicable Borrower or Borrowers and all the affected Lenders, such Substitute Rate shall apply. If a Substitute Rate is not so agreed upon by the applicable Borrower or Borrowers and all the affected Lenders within such time, each affected Lender's Loans in the Affected Currency shall thereafter bear interest at a rate equal to the sum of (i) the rate certified by such affected Lender to be its costs of funds (from such sources as it may reasonably select out of those sources then available to it) for such Loans, plus (ii) the Applicable Margin plus (iii) any Mandatory Cost incurred by such affected Lender in respect of such Loans from time to time.

     4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Euribor Rate Loans or Offshore Rate Loans hereunder, then such Lender shall promptly notify the applicable Borrower or Borrowers thereof, and such Lender's obligation to make Euribor Rate Loans or Offshore Rate Loans, as the case may be, shall be suspended until the circumstances giving rise to suspension no longer exist, and each such Euribor Rate Loan or Offshore Rate Loan, as the case may be, then outstanding shall be due and payable on the last day of the then current Interest Period with respect thereto.

     4.4. Compensation. Upon the request of any Lender (with a copy to the Agent), the applicable Borrower or Borrowers shall promptly pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

          (a) any payment or prepayment of a Fixed Rate Loan for any reason (except as set forth in Section 2.2(c)), including, without limitation, the acceleration of the Loans pursuant to Section 9.1, on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by any Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment or Continuation under this Agreement;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

     4.5. Taxes. (a) Any and all payments by the Guarantor or any Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (x) in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes (including branch profit taxes) imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof and
(y) in the case of each Lender and the Agent, taxes imposed by reason of any present or former connection between such Lender or the Agent and the jurisdiction imposing such taxes, other than solely as a result of this Agreement or any transaction contemplated hereby (all such taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities not excluded in (x) and (y) being hereinafter referred to as "Taxes"). If the Guarantor or any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor or such Borrower, as the case may be, shall make such deductions,
(iii) the Guarantor or such Borrower, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) within thirty days after the date of such payment, the Guarantor or such Borrower, as the case may be, shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not legally available, any other document evidencing payment thereof that is reasonably satisfactory to such Lender.

          (b) In addition, the Guarantor and the Borrowers agree, jointly and severally, to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Guarantor and the Borrowers agree, jointly and severally, to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto. Indemnification shall be made within 15 days of the date of demand therefor.

          (d) Each Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Lender is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, at the reasonable request of the applicable Borrower or Borrowers, deliver to the applicable Borrower or Borrowers (with a copy to the Agent), at such time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Each Lender, on the date of its execution and delivery of this Agreement in the case of each such Lender listed on the signature pages hereof and on the date on which it becomes a Lender in the case of each such other Lender, represents and warrants to the Agent, each Borrower and the Guarantor that as of such date payments to its Applicable Lending Offices under this Agreement are exempt from withholding tax under the law of the jurisdiction or jurisdictions in which such Lender or its Applicable Lending Offices is or are located or any treaty to which any such jurisdiction is a party. Upon the request of any Lender, the Borrowers will make such factual representations as may be reasonably required by such Lender in order to enable such Lender to make such representation and warranty.

          (e) For any period with respect to which a Lender has failed to provide the applicable Borrower or Borrowers and the Agent with the appropriate form pursuant to Section 4.5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.5(a) or 4.5(b) with respect to Taxes; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, such Borrower or Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.5 shall survive the termination of the Commitments and the payment in full of the Notes.

          (g) If any Lender receives a refund or credit from a taxation authority (such credit to include any increase in any foreign tax credit) in respect of any Taxes or Other Taxes for which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts hereunder, it shall within 30 days from the date of such receipt pay over the amount of such refund, credit or other reduction (including any interest paid or credited by the relevant taxing authority or Governmental Authority with respect to such refund, credit or other reduction) to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket third party expenses of such Lender related to claiming such refund or credit and without interest (other than interest paid by the relevant taxation authority with respect to such refund or credit); provided, however, that such Borrower agrees to repay, upon the request of such Lender, the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund or credit to such taxation authority.

     4.6. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.1, 4.2(b) or 4.5 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 4.6 shall affect or postpone any of the obligations of such Borrower or the rights of any Lender pursuant to Section 4.1, 4.2(b) or 4.5.

     4.7. Substitution of Lenders. Upon the receipt by a Borrower or Borrowers from any Lender (an "Affected Lender") of a claim under Section 4.1, 4.2(b) or
4.5 or a request for payment of Mandatory Costs, such Borrower or Borrowers may:
(a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments; or (b) replace such Affected Lender by designating another Lender or a financial institution that is willing to acquire such Loans and assume such Commitments; provided that (i) such replacement does not conflict with any requirement of law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) such Borrower or Borrowers shall repay (or the replacement bank or financial institution shall purchase, at par) all Loans, accrued interest and other amounts owing to such replaced Lender prior to the date of replacement, (iv) such Borrower or Borrowers shall be liable to such replaced Lender under Section 4.4 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, shall otherwise qualify as an Eligible Assignee, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.1 (provided that such Borrower or Borrowers or replacement Lender shall be obligated to pay the registration and processing fee) and (vii) such Borrower or Borrowers shall pay all additional amounts (if any) required pursuant to Section 4.1, 4.2(b) or 4.5, as the case may be, and all Mandatory Costs to the extent such additional amounts and Mandatory Costs of such Affected Lender were incurred on or prior to the consummation of such replacement.

                                   ARTICLE V

                           CONDITIONS TO MAKING LOANS

     5.1. Conditions of Closing. The obligation of the Lenders to make the initial Loans requested to be made by it is subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent, the following:

          (i) executed originals of each of this Agreement, any Notes requested prior to the Closing Date and the other Loan Documents, together with all schedules and exhibits thereto;

          (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of (i) Candace S. Cummings, Vice President & General Counsel of the Guarantor, (ii) Davis Polk & Wardwell, special counsel to the Guarantor, (iii) Loyens Winandy, local counsel to VF Investments, (iv) Baker & McKenzie CVBA/SCRL, local counsel to VF Europe, (v) Fairbairn Catley Low & Kong, local counsel to VF Asia and (vi) Baker & McKenzie Zurich, local counsel to VF International, in each case, dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent and to Simpson Thacher & Bartlett LLP, special counsel to the Agent;

          (iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of the Guarantor and of each Borrower certified by such entity's secretary or assistant secretary or any Authorized Representative of such entity as of the Closing Date, approving and adopting the Loan Documents to be executed by the Guarantor and each Borrower, as applicable, and authorizing the execution and delivery thereof;

          (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of the Guarantor and each Borrower, certified by the secretary or assistant secretary or any Authorized Representative of the Guarantor and each Borrower, as applicable;

          (v) the Organizational Documents of the Guarantor and each Borrower certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of its organization or by an Authorized Representative of the Guarantor or such Borrower, as the case may be;

          (vi) the by-laws or articles of association of the Guarantor and each Borrower certified as of the Closing Date as true and correct by such entity's secretary or assistant secretary or any Authorized Representative of such entity;

          (vii) to the extent applicable and available in the relevant jurisdiction, a certificate issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of the jurisdiction of formation of the Guarantor and each

     Borrower as to the due existence and good standing of the Guarantor and each Borrower, as applicable;

          (viii) notice of appointment of the initial Authorized Representative of the Guarantor and each Borrower;

          (ix) a certificate of an Authorized Representative of the Guarantor dated the Closing Date demonstrating compliance with the covenants contained in Sections 8.1, 8.2(i) and 8.3(e) as of the end of the fiscal quarter for which financial statements are publicly available most recently ended prior to the Closing Date, substantially in the form of Exhibit G;

          (x) evidence that all fees payable by the Guarantor and the Borrowers on the Closing Date to the Agent and the Lenders have been paid in full;

          (xi) a certificate of the Guarantor certifying that (A) as of the Closing Date, each of the representations and warranties set forth in
     Article VI is true and correct, (B) after giving effect to the Closing Date and all Loans to be made on the Closing Date, there will be no Default or Event of Default under this Agreement, and (C) except as disclosed in any reports or financial statements filed with the Securities and Exchange Commission prior to September 13, 2005, as of the Closing Date there shall not have occurred a material adverse change since January 1, 2005 in the business, financial position or results of operations of the Guarantor and its Subsidiaries, taken as a whole; and

          (xii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

     5.2. Conditions to Each Loan. The obligations of the Lenders to make any Loan on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent shall have received a Borrowing Notice;

          (b) the representations and warranties of the Guarantor set forth in
Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.5 shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

          (c) at the time of (and after giving effect to) each Loan, no Default or Event of Default shall have occurred and be continuing; and

          (d) immediately after giving effect to an RC Loan, the aggregate Euro Equivalent Amount of the principal balance of all outstanding RC Loans for each Lender shall not exceed such Lender's RC Commitment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Guarantor represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     6.1. Corporate Existence and Power. The Guarantor and each Borrower is a corporation duly incorporated, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor and each Borrower, as applicable, of this Agreement and the Notes are within such entity's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or any Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

     6.3. Material Subsidiaries. Each of the Guarantor's Material Subsidiaries is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation, and has the requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6.4. Binding Effect. This Agreement constitutes a valid and binding agreement of the Guarantor and each Borrower, and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the relevant Borrower, in each case enforceable in accordance with its terms.

     6.5. Financial Information. (a) The consolidated balance sheet of the Guarantor and its Subsidiaries as of January 1, 2005 and the related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, reported on by PriceWaterhouseCoopers LLP and set forth in the Guarantor's Form 10-K for the fiscal year then ending, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of July 2, 2005 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Guarantor's quarterly report for the fiscal quarter ended July 2, 2005 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a Consistent Basis, the consolidated financial position of the Guarantor and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

     6.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement or the Notes.

     6.7. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan or Multiemployer Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, in each case that could reasonably be expected to have a Material Adverse Effect.

     6.8. Environmental Matters. In the ordinary course of its business, the Guarantor conducts periodic reviews, which it considers prudent and reasonable in light of the nature of the business, of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

     6.9. Taxes. The Guarantor and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Significant Subsidiary, except for such amounts as may be contested in good faith by appropriate proceedings, so long as collection thereof is effectively stayed. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of the Guarantor, adequate.

     6.10. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose" credit within the meaning of Regulation U or Regulation X (12 C.F.R. Part 221) of the Board; provided, however that the Guarantor or any Borrower may purchase (i) its own stock and (ii) Margin Stock in connection with an Acquisition so long as, following the application of the proceeds of each borrowing hereunder, not more than twenty-five percent (25%) of the value of the assets of the Guarantor or such Borrower, as the case may be, and its Subsidiaries on a consolidated basis will be Margin Stock. Neither the Guarantor or any Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     6.11. Investment Company. Neither the Guarantor nor any Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6.12. Full Disclosure. All information heretofore furnished by the Guarantor, or furnished by any Borrower and confirmed by the Guarantor, to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor, or furnished by any Borrower and confirmed by the Guarantor, to the Agent or any Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Guarantor has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Guarantor can now reasonably foresee), the business, properties, operations or condition, financial or otherwise, of the Guarantor and its Subsidiaries, considered as a whole, or the ability of the Guarantor or any Borrower to perform its respective obligations under this Agreement.

     6.13. No Consents, Etc. Neither the respective businesses or properties of the Guarantor or any Subsidiary, nor any relationship among the Guarantor or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Guarantor or any Borrower as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be, except that the registration in Luxembourg of the Loan Documents (and/or any document in connection therewith) with the Administration de l'Enregistrement et des Domaines may be required in the case of legal proceedings before Luxembourg courts (if competent) or, in the case that the Loan Documents (and/or any document in connection therewith) must be produced before an official Luxembourg authority, in which case either a nominal registration duty or an ad valorem duty (or, for instance, 0.24 (zero point twenty four) per cent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered.

     6.14. Tax Shelter Regulations. Neither the Guarantor nor any Borrower intends to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Guarantor or any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Guarantor or any Borrower so notifies the Agent, the Guarantor and the Borrowers acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

     As long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Agent hereunder, unless the Required Lenders shall otherwise consent in writing:

     7.1. Financial Reports, Etc. The Guarantor will deliver to each of the
Lenders:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of PriceWaterhouseCoopers LLP, or other such independent certified public accountants of nationally recognized standing, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Guarantor;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and of income and cash flows for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Representative of the Guarantor;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Representative of the Guarantor (i) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Sections 8.1, 8.2(i) and 8.3(e) on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) advising whether anything has come to their attention to cause then to believe that there existed on the date of such statements any Default or Event of Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) forthwith upon the occurrence of any Default or Event of Default, a certificate of an Authorized Representative of the Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice that it has incurred complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 404l(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of an Authorized Representative of the Guarantor setting forth details as to such occurrence and the action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take with respect thereto; provided that no such delivery referred to in clauses (i) through (vii) above shall be required unless the event described in the applicable clause could reasonably be expected to have a Material Adverse Effect;

          (i) if the Guarantor or any Borrower has notified the Agent of any intention by the Guarantor or such Borrower to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), the Guarantor or such Borrower, as the case may be, shall deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form promptly after the Guarantor or such Borrower files such form with the IRS; and

          (j) from time to time such additional information regarding the financial position or business of the Guarantor and its Subsidiaries as the Agent or any Lender may reasonably request.

     Documents required to be delivered pursuant to Section 7.1(a), (b) or (g) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted (or a link thereto is provided) on the Guarantor's website on the Internet at www.vfc.com, at www.sec.gov/edgar/searchedgar/webusers.htm (the Central Index Key as of the date of this Agreement for the Guarantor being 0000103379), or on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent), in each case so long as such documents are generally available without charge to the Agent and each of the Lenders at such locations; provided that: (x) the Guarantor shall deliver paper copies of such documents to the Agent or any Lender that requests the Guarantor to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (y) the Guarantor shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Guarantor shall be required to provide paper copies of the certificates required by Section 7.1(c) to the Agent. Except for such certificates required by Section 7.1(c), the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Guarantor with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     7.2. Payment of Taxes. The Guarantor will pay, and will cause each Significant Subsidiary to pay, all their respective tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of the same.

     7.3. Maintenance of Properties; Insurance. The Guarantor will keep, and will cause each Significant Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Significant Subsidiary to maintain (either in the name of the Guarantor or in such

Significant Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that the Guarantor shall have the right to self-insure or use a captive insurer in order to meet such insurance requirements so long as the Guarantor or such captive insurer provides the Lenders with reasonable proof of financial responsibility. The Guarantor will furnish to the Lenders, upon written request from the Agent, full information as to the insurance carried.

     7.4. Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) appropriate steps are being taken to correct any failure to comply therewith and such failure does not have a Material Adverse Effect.

     7.5. Books and Records. The Guarantor will, and will cause each Significant Subsidiary to, (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor or such Significant Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Guarantor or such Significant Subsidiary, as the case may be.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     As long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or the Agent hereunder, unless the Required Lenders shall otherwise consent in writing, the Guarantor will not, nor will it permit any Subsidiary to:

     8.1. Consolidated Indebtedness to Consolidated Capitalization. Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization to be greater than 0.60 to 1.00 at any time.

     8.2. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Guarantor or any Subsidiary, other than

          (a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $50,000,000;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Subsidiary and not created in contemplation of such event;

          (d) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Subsidiary and not created in contemplation of such acquisition;

          (e) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (a) through (e) above provided that such Indebtedness is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operations of its business;

          (h) Liens on assets of a Subsidiary securing Indebtedness owed to the Guarantor or a Wholly Owned Subsidiary; and

          (i) Liens not otherwise permitted by the foregoing clauses securing Indebtedness in an aggregate principal amount at any time not to exceed 5% of Consolidated Net Worth.

     8.3. Indebtedness of Subsidiaries. Incur, create, assume or permit to exist any Indebtedness of any Subsidiary of the Guarantor, howsoever evidenced, except:

          (a) Indebtedness of any corporation outstanding at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (b) Indebtedness of any corporation outstanding at the time such corporation is merged or consolidated with or into a Subsidiary and not created in contemplation of such event;

          (c) Indebtedness secured by a Lien permitted by Section 8.2 hereof;

          (d) Indebtedness owing to the Guarantor or a Wholly Owned Subsidiary; and

          (e) Indebtedness not otherwise permitted by the foregoing clauses of this Section in an aggregate outstanding principal amount for all Subsidiaries at no time exceeding $450,000,000.

     The foregoing is subject to the further limitations that (i) for purposes of this Section, any preferred stock of a Subsidiary held by a Person other than the Guarantor or a Wholly Owned Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the

Indebtedness of such Subsidiary and (ii) Indebtedness permitted by this Section does not include a refunding, renewal or extension of such Indebtedness so that any such new Indebtedness must fall independently within one of the above exceptions.

     8.4. Consolidations, Mergers and Sales of Assets. The Guarantor will not
(i) consolidate or merge with or into any other Person; provided that the Guarantor may merge with another Person if (A) the Guarantor is the corporation surviving such merger and is not a subsidiary of another person and (B) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing; or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, except for sales, leases and other transfers to a Wholly Owned Subsidiary; provided that nothing in this Section 8.4 shall be construed to prohibit or limit the ability of the Guarantor or any Subsidiary to dispose of Margin Stock for fair market value.

     8.5. Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

                                   ARTICLE IX

                       EVENTS OF DEFAULT AND ACCELERATION

     9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within five days of the date on which the same shall be due and payable; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Article VIII; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of
(i) receipt of notice of such default by an Authorized Representative of the Guarantor from the Agent and (ii) the date on which an officer or Authorized Representative of the Guarantor becomes aware of such default, or if without the written consent of the Lenders, this Agreement or any Note shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder); or

          (e) if there shall occur (i) a default, which is not waived or cured within any applicable grace periods, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations and other than Indebtedness owed to the Guarantor or any Subsidiary) of the Guarantor or any Subsidiary in an amount not less than $50,000,000 in the aggregate outstanding, or (ii) any event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness in excess of $50,000,000 may have been issued, created, assumed, guaranteed or secured by the Guarantor or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, and such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Guarantor or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if the Guarantor or any Significant Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, domestic or foreign; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor or any Significant Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, domestic or foreign, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor or any Significant Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Guarantor or any Significant Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, domestic or foreign which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Guarantor or any Significant Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) any judgment or order where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $50,000,000 is rendered against the Guarantor or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Guarantor's or Subsidiaries' properties for any amount in excess of $50,000,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV or ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a payment obligation in excess of $50,000,000;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

               (A) either or both of the following actions may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Guarantor any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Guarantor and the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

               (B) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     9.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     9.4. No Waiver. No course of dealing between the Guarantor or any Borrower, on the one hand, and any Lender or the Agent, on the other hand, or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Guarantor or any Borrower hereunder, shall be applied by the Agent in the following order:

          (a) amounts due to the Lenders pursuant to Sections 3.6(a) and 12.5;

          (b) amounts due to the Agent pursuant to Section 3.6(b);

          (c) payments of interest on Loans to be applied for the ratable benefit of the Lenders;

          (d) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

          (e) amounts due to the Agent and the Lenders pursuant to Section 12.9;

          (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (g) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

                                    ARTICLE X

                                    THE AGENT

     10.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

          (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender (it being understood, without limiting the generality of the foregoing, that the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and instead such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties);

          (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Guarantor, any Borrower or any other Person to perform any of its obligations thereunder;

          (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Guarantor or any Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of the Guarantor or any of its Subsidiaries or affiliates;

          (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document;

          (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct; and

          (f) shall not be obligated to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact that it selects in the absence of gross negligence or willful misconduct.

     10.2. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Guarantor and the Borrowers), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Assumption executed in accordance with Section 12.1 hereof. As to any matters not expressly provided for by this

Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     For purposes of determining compliance with the conditions specified in
Section 5.1 hereof, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     10.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender, the Guarantor or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt written notice thereof to the Lenders. The Agent shall (subject to Sections 10.2 and 12.6 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     10.4. Rights as Lender. With respect to its Commitments and the Loans made by it, ABN AMRO (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ABN AMRO (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Guarantor or any of its Subsidiaries or affiliates as if it were not acting as Agent, and ABN AMRO (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Guarantor or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.5. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified

Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Agent.

     10.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Guarantor and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Guarantor or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     10.7. Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Guarantor. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Guarantor) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Guarantor, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     10.8. Syndication Agent and Documentation Agent. The Syndication Agent and the Documentation Agent shall have no duties or responsibilities under this Agreement other than their duties as Lenders. The Syndication Agent and the Documentation Agent shall be entitled to the benefit of indemnification under Sections 10.5 and 12.9 hereof to the extent necessary.


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
     10.9. Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or any Borrower, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Guarantor or any such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.6 and 12.5) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.6 and 12.5.

     Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE XI

                                    GUARANTEE

     11.1. Guarantee. (a) To induce the Lenders to execute and deliver this Agreement and to make the Loans, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) Anything herein to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (c) The guarantee contained in this Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and


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
the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors and permitted assigns, until all the Obligations shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

     11.2. No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against any Borrower or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Agent and the Lenders by any Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by the Guarantor in trust for the Agent and the Lenders and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

     11.3. Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and this Agreement and the Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, including with respect to any condition precedent, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article XI or any property subject thereto.

     11.4. Guarantee Absolute and Unconditional. Except as otherwise required by this Agreement, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this
Article XI or acceptance of the guarantee contained in this Article XI; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article XI; and all dealings between the Borrowers and the Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this


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
Article XI. To the fullest extent permitted by applicable law, the Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that the guarantee contained in this Article XI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the obligations of the Borrowers under this Agreement or any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Guarantor under the guarantee contained in this Article XI, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor the Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     11.5. Reinstatement. The guarantee contained in this Article XI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     11.6. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in the applicable currency at the Principal Office.

     11.7. Independent Obligations. The obligations of the Guarantor under the guarantee contained in this Article XI are independent of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any Borrower is joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.


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
                                  ARTICLE XII

                                  MISCELLANEOUS

     12.1. Assignments and Participations.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Guarantor nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Subject to Section 12.1(h), any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments and the Loan or Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the RC Commitment (which for this purpose includes RC Loans outstanding thereunder), TL$ Commitment (or TL$ Loans) and TLE Commitment (or TLE Loans) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than E5,000,000 (or its equivalent) or an integral multiple of E5,000,000 (or its equivalent) in excess thereof, unless each of the Agent and, so long as no Event of Default under Section 9.1(a), (b),
(g) or (h) has occurred and is continuing, the Guarantor otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and the Commitment assigned; (iii) any assignment of an RC Commitment must be approved (which approval shall not be unreasonably withheld or delayed) by the Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have


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
the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.4, 4.5, 12.5 and 12.9 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, (x) the Agent shall not be obligated to consent to an assignment hereunder until it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such assignee Lender and (y) an assignment will only be effective after performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to an assignee Lender, the completion of which the Agent shall promptly notify to the assigning Lender and the assignee Lender.

          (c) The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Agent's Applicable Lending Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Guarantor, the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Guarantor, the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Subject to Section 12.1(h), any Lender may at any time, without the consent of, or (except as set forth below in this subsection (d)) notice to, the Guarantor, any Borrower or the Agent, sell participations to any Person (other than a natural person or the Guarantor or any of the Guarantor's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Guarantor, the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Lender selling a participation shall notify the Guarantor and the Borrowers of the identity of the participant and the amount of the participation, provided that the failure of any Lender to give such notice shall not affect the validity of such sale or the rights of the participant hereunder. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.1 and 4.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3(a) as though it were a Lender, provided such Participant agrees to be subject to Section 12.3(b) as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Guarantor's prior written consent. No Participant shall be entitled to the benefits of Section 4.5 unless the Guarantor is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Guarantor, to provide such forms, certificates or other evidence, if any, with respect to withholding tax matters as required under Section 4.5(d).

          (f) Subject to Section 12.1(h), any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) As used herein, the following terms have the following meanings:

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent (which approval shall be subject to the last sentence of Section 12.1(b) and shall not be unreasonably withheld) and (ii) unless an Event of Default under Section 9.1(a), (b), (g) or (h) has occurred and is continuing, the Guarantor (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Guarantor or any of the Guarantor's Affiliates or Subsidiaries.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary in this Section 12.1, a Lender may not assign, sell participations in or pledge or assign a security interest in all or any portion or its rights and obligations under this Agreement (each such action, a "Transfer"), if as a result thereof:

          (i) the total number of creditors (other than Qualifying Banks (as defined below)) of VF International under this Agreement would at any time exceed 10, in each case in accordance with the meaning of the Guidelines (as defined below); or

          (ii) the total number of creditors (other than Qualifying Banks) in relation to all outstanding loans or written debt acknowledgements (including Loans) of VF International would at any time exceed 20, in each case in accordance with the meaning of the Guidelines.

     For purposes of this Section 12.1(h), "Guidelines" means the guidelines in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt "Obligationen" vom April 1999 der Eidgenossischen Steuerverwaltung), and "Qualifying Bank" means (i) a bank as defined in the Swiss Federal Law of 8 November 1934 relating to banks and savings institutions, or (ii) any other person that is a bank according to the banking legislation in effect in its jurisdiction of organization.

     Upon the reasonable request of any Lender in connection with any such proposed Transfer, VF International and (in the case of clause (x) below only) the Agent will notify such Lender of the total number of creditors (other than Qualifying Banks) of VF International of which it is aware (x) under this Agreement and (y) in relation to all outstanding loans or written debt acknowledgements (including Loans), in each case in accordance with the meaning of the Guidelines. No Transfer shall be valid for any purpose unless the Lender proposing to make such transfer has notified VF International thereof and VF International has confirmed to such Lender in writing that such transfer will not violate this Section 12.1(h). VF International agrees to respond to any such notification promptly following its receipt thereof.

     Each Lender hereby represents and warrants that, on the date hereof, it is a Qualifying Bank. VF International hereby represents and warrants that, on the date hereof, to the best of its knowledge, the total number of its creditors (other than Qualifying Banks) in relation to all outstanding loans or written debt acknowledgements (including Loans) does not exceed 20. VF International hereby covenants and agrees that, so long as any Loans are outstanding to it, it will not permit the total number of its creditors (other than Qualifying Banks) in relation to all outstanding loans or written debt acknowledgements (including Loans) to exceed 20.

     12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested (provided that any document produced by VF Investments shall also comply with the requirements of the Luxembourg Companies Act), in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a) if to the Guarantor:

          V.F. Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attn: Frank C. Pickard, III, Vice President-Treasurer
          Telephone: (336) 424-6000
          Telefacsimile: (336) 424-7630

          (b) if to VF Investments:

          VF Investments S.a.r.l.
          2, rue Joseph Hackin
          L-1746 Luxembourg
          Attention: Eric Tazzieri - Administrator
          Phone: 011 352 427171249
          Fax: 011 352 421961
          e-mail: etazzieri@equitytrust.com

          with a copy to:

          V.F. Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attn: Frank C. Pickard, III, Vice President-Treasurer
          Telephone: (336) 424-6000
          Telefacsimile: (336) 424-7630

          (c) if to VF Europe:

          VF Europe BVBA
          Fountain Business Park
          C. Van Kerckhovenstraat, 110
          Bldg. 2/4
          B-2880 Bornem
          Belgium
          Attnention: Neil Wright - Chief Financial Officer
          Phone: 011.32.3298.2013
          Fax: 011.32.3298.2010
          e-mail: neil_wright@vfc.com

          with a copy to:

          V.F. Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attn: Frank C. Pickard, III, Vice President-Treasurer

          Telephone: (336) 424-6000
          Telefacsimile: (336) 424-7630

          (d) if to VF Asia:

          VF Asia Limited
          Flat B, 10th Floor, Kader Building
          22 Kai Cheung Road, Kowloon Bay
          Kowloon
          Hong Kong
          Attention: Patrick Ku - Chief Financial Officer/Vice President Asia Shared Services
          Phone: 011.852.2953.2288
          Fax: 011.852.2318.1787
          e-mail: patrick_ku@vfc.com

          with a copy to:

          V.F. Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attn: Frank C. Pickard, III, Vice President-Treasurer
          Telephone: (336) 424-6000
          Telefacsimile: (336) 424-7630

          (e) if to VF International:

          VF International Sagl
          Via Senago, 42/e
          Centro Open Space 01, Stabile C
          6912 Pazzallo
          Switzerland
          Attention: Allen Ramsay - Chief Financial Officer
          Phone: 011.41.91.960.92.00
          Fax: 011.41.91.960.93.00
          e-mail: ramsaya@vfc.com

          with a copy to:

          V.F. Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attn: Frank C. Pickard, III, Vice President-Treasurer
          Telephone: (336) 424-6000
          Telefacsimile: (336) 424-7630

          (f) if to the Agent:

          ABN AMRO Bank N.V.
          540 West Madison Street, Suite 2131
          Chicago, Illinois 60661-2591
          Attention: Agency Services
          Telephone: 312-992-5082
          Telefacsimile: 312-601-3611

          with a copy to:

          ABN AMRO Bank N.V.
          350 Park Avenue, 3rd Floor
          New York, New York 10055
          Attention: Chris Plumb
          Telephone: 212-251-3788
          Telefacsimile: 212-251-3593

          (g) if to the Lenders:

          At the addresses set forth in an administrative questionnaire delivered to the Agent.

     12.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Guarantor or any Borrower against any and all of the obligations of the Guarantor or such Borrower, as the case may be, now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Guarantor or relevant Borrower, as the case may be, after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          (b) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders under a particular Facility, if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Guarantor and the Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Guarantor or the relevant Borrower in the amount of such participation.

     12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Commitment hereunder or the Guarantor or any Borrower has continuing obligations hereunder unless otherwise provided herein.

     12.5. Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. If an Event of Default occurs, the Borrowers further jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     12.6. Amendments and Waivers. Except as set forth in Sections 2.3 and 2.9(b), any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor, the Borrowers and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent at the direction of and on behalf of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders affected thereby, (i) increase the Commitments of the Lenders or the Total RC Commitment (except as provided in Section 2.3), (ii) reduce the principal of or rate or amount of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the applicable Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section
12.6 or any other provision of this Agreement, (v) change Section 9.5, Section 2.1(e), Section 2.4(d), Section 2.5(d) or Section 12.3 in a manner that would alter the pro rata sharing of payments or the pro rata reduction of any of the Commitments required thereby, (v) amend this Section 12.6 or (vi) release the Guarantor from its obligations under Article XI; and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the

Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     No notice to or demand on the Guarantor or any Borrower in any case shall entitle the Guarantor or any Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7. Counterparts. This Agreement and any Loan Document may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement or any Loan Document to produce or account for more than one such fully- executed counterpart. Delivery of an executed signature page of this Agreement or any Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

     12.8. Termination. The termination of this Agreement shall not affect any rights of the Guarantor, the Borrowers, the Lenders or the Agent or any obligation of the Guarantor, the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Guarantor or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force, and the Borrowers shall be liable to, and shall jointly and severally indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.9. Indemnification; Limitation of Liability. (a) The Borrowers, to the maximum extent permitted by applicable law, jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (collectively, "Indemnified Liabilities"), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Guarantor, any Borrower or any of their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Guarantor and the Borrowers agree not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

          (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

     12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Loan Document executed on or after the date of this Agreement shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to such Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     12.14. Payments. All principal, interest, and other amounts to be paid by the Guarantor or any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be. The Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro.

     12.15. Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) THE GUARANTOR AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR AND EACH BORROWER EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE GUARANTOR AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE NON EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE GUARANTOR AND EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE GUARANTOR OR, AS THE CASE MAY BE, TO THE RELEVANT BORROWER IN CARE OF THE GUARANTOR AT THE GUARANTOR'S ADDRESS PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE GUARANTOR, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

          (e) THE GUARANTOR AND EACH BORROWER HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

     12.16. Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under or any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Guarantor, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Guarantor or any Borrower. For the purposes of this Section, "Information" means all information received from the Guarantor or any of its Subsidiaries (each, a "Loan Party") relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     12.17. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the relevant Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of each Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     12.18. "Know Your Customer" Checks. (a) If:

          (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

          (ii) any change in the status of a Loan Party after the date of this Agreement; or

          (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

     (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

                         [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                        V.F. CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Mackey J. McDonald
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                        By:
                                            ------------------------------------
                                        Name: Frank C. Pickard III
                                        Title: Vice President - Treasurer


                                        VF INVESTMENTS S.A.R.L.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF EUROPE BVBA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF ASIA LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF INTERNATIONAL SAGL


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ABN AMRO BANK N.V.,
                                        as Agent for the Lenders


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ABN AMRO BANK N.V., as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BARCLAYS CAPITAL,
                                        as Syndication Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BARCLAYS BANK PLC, as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A., as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [BANCO SANTANDER CENTRAL HISPANO,
                                        S.A., NEW YORK BRANCH], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [HSBC BANK USA, N.A.], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [ING LUXEMBOURG S.A.], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [CITIBANK, N.A]. as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [DRESDNER BANK AG FRANKFURT AM MAIN],
                                        as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [FORTIS BANK (NEDERLAND) N.V.],
                                        as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SANPAOLO IMI S.P.A.], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [UNICREDITO ITALIANO S.P.A. -
                                        NEW YORK BRANCH], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [WACHOVIA BANK, N.A.], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [THE BANK OF NEW YORK], as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A
                        APPLICABLE COMMITMENT PERCENTAGES

1. RC FACILITY

                                                                 APPLICABLE
                                                      RC         COMMITMENT
                   LENDER                         COMMITMENT     PERCENTAGE
                   ------                      ---------------   ----------
ABN AMRO Bank N.V                              E    18,200,000     10.40%
Barclays Bank PLC                              E    18,200,000     10.40%
JPMorgan Chase Bank, N.A                       E    18,200,000     10.40%
Banco Santander Central Hispano, S.A.,
   New York Branch                             E    14,600,000      8.34%
HSBC Bank USA, N.A                             E    14,600,000      8.34%
ING Luxembourg S.A                             E    14,600,000      8.34%
Citibank, N.A                                  E    11,600,000      6.63%
Dresdner Bank AG Frankfurt am Main             E    11,600,000      6.63%
Fortis Bank (Nederland) N.V                    E    11,600,000      6.63%
Sanpaolo IMI S.p.A                             E    11,600,000      6.63%
UniCredito Italiano S.p.A. - New York Branch   E    11,600,000      6.63%
Wachovia Bank, N.A                             E    11,600,000      6.63%
The Bank of New York                           E     7,000,000      4.00%

TOTAL                                          E175,000,000.00       100%

2. TL$ FACILITY

                                                                APPLICABLE
                                                     TL$        COMMITMENT
                   LENDER                        COMMITMENT     PERCENTAGE
                   ------                      --------------   ----------
ABN AMRO Bank N.V                              $    4,400,000     11.00%
Barclays Bank PLC                              $    4,300,000     10.75%
JPMorgan Chase Bank, N.A                       $    4,300,000     10.75%
Banco Santander Central Hispano, S.A.,
   New York Branch                             $    3,600,000      9.00%
HSBC Bank USA, N.A                             $    3,600,000      9.00%
ING Luxembourg S.A                             $    3,600,000      9.00%
Citibank, N.A                                  $    2,700,000      6.75%
Dresdner Bank AG Frankfurt am Main             $    2,700,000      6.75%
Fortis Bank (Nederland) N.V                    $    2,700,000      6.75%
Sanpaolo IMI S.p.A                             $    2,700,000      6.75%
UniCredito Italiano S.p.A. - New York Branch   $    2,700,000      6.75%
Wachovia Bank, N.A                             $    2,700,000      6.75%

TOTAL                                          $40,000,000.00       100%

3. TLE FACILITY

                                                                APPLICABLE
                                                     TLE        COMMITMENT
                   LENDER                        COMMITMENT     PERCENTAGE
                   ------                      --------------   ----------
ABN AMRO Bank N.V.                             E    4,200,000     10.50%
Barclays Bank PLC                              E    4,300,000     10.75%
JPMorgan Chase Bank, N.A.                      E    4,200,000     10.50%
Banco Santander Central Hispano, S.A.,
   New York Branch                             E    3,300,000      8.25%
HSBC Bank USA, N.A.                            E    3,300,000      8.25%
ING Luxembourg S.A.                            E    3,300,000      8.25%
Citibank, N.A.                                 E    2,400,000      6.00%
Dresdner Bank AG Frankfurt am Main             E    2,400,000      6.00%
Fortis Bank (Nederland) N.V.                   E    2,400,000      6.00%
Sanpaolo IMI S.p.A.                            E    2,400,000      6.00%
UniCredito Italiano S.p.A. - New York Branch   E    2,400,000      6.00%
Wachovia Bank, N.A.                            E    2,400,000      6.00%
The Bank of New York                           E    3,000,000      7.50%

TOTAL                                          E40,000,000.00       100%

                                    EXHIBIT B

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated or modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and
(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

     1.   Assignor: _______________________

     2.   Assignee: _______________________ [and is an Affiliate/Approved Fund
          of         [Identify Lender]](11)

     3. Administrative Agent: ABN AMRO Bank N.V., as the administrative agent under the Credit Agreement

     4. Credit Agreement: The Credit Agreement, dated as of October 27, 2005, among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd and VF International Sagl, as the Borrowers, V.F. Corporation, as the Guarantor, the Lenders parties thereto, ABN AMRO Bank N.V., as Documentation Agent and Administrative Agent, and Barclays Capital, as Syndication Agent.

----------
(1)  Select as applicable.

          Agent and Administrative Agent, and Barclays Capital, as Syndication Agent.

     5. Assigned Interest:

                        AGGREGATE
                        AMOUNT OF
                    COMMITMENT/LOANS   AMOUNT OF COMMITMENT/   PERCENTAGE ASSIGNED OF
FACILITY ASSIGNED   FOR ALL LENDERS*      LOANS ASSIGNED*       COMMITMENT/ LOANS(2)
-----------------   ----------------   ---------------------   ----------------------
RC Facility              E______               E______                  ___%
TL$ Facility             $______               $______                  ___%
TLE Facility             E______               E______                  ___%

----------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

     [6. Trade Date: ________________](3)

     Effective Date: _______________, 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The Assignee represents and warrants to the Agent, each Borrower and the Guarantor that as of the Effective Date payments to it under the Credit Agreement are exempt from withholding tax.

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        ASSIGNEE

                                        ----------------------------------------
                                        [NAME OF ASSIGNEE]

----------
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


Consented to and Accepted:

ABN AMRO BANK N.V.,
as Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------

[Consented to and Accepted:


V.F. CORPORATION,


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:                               ]
       ------------------------------

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

     Credit Agreement, dated as of October 27, 2005, among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd and VF International Sagl, as the Borrowers, V.F. Corporation, as the Guarantor, the Lenders parties thereto, ABN AMRO Bank N.V., as Documentation Agent and Administrative Agent, and Barclays Capital, as Syndication Agent, as it may be amended, restated or modified from time to time,.

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Guarantor, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Guarantor, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.5 or 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached hereto is any documentation required to be delivered by it pursuant to Section 4.5(d) of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT C

       NOTICE OF APPOINTMENT (OR REVOCATION) OF AUTHORIZED REPRESENTATIVE

     Reference is hereby made to the Credit Agreement dated as of October 27, 2005 (the "Agreement") among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd and VF International Sagl (collectively, the "Borrowers"), V.F. Corporation (the "Guarantor"), the Lenders parties thereto, ABN AMRO Bank N.V., as Administrative Agent (the "Agent") and as Documentation Agent, and Barclays Capital, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

1. The undersigned [Borrower] [Guarantor] hereby nominates, constitutes and appoints each individual named below as an Authorized Representative for written notifications under the Loan Documents, and hereby represents and warrants that
(i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the undersigned [Borrower] [Guarantor] to act as Authorized Representative for written notifications under the Loan Documents:

           NAME                      OFFICE                SPECIMEN SIGNATURE
           ----                      ------                ------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

2. The undersigned [Borrower] [Guarantor] hereby nominates, constitutes and appoints each individual named below as an Authorized Representative for telephonic notifications under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the undersigned [Borrower] [Guarantor] to act as Authorized Representative for telephonic notifications under the Loan Documents:

           NAME                      OFFICE                SPECIMEN SIGNATURE
           ----                      ------                ------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

-------------------------   -------------------------   ------------------------

3. The undersigned [Borrower] [Guarantor] hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of [___] as an Authorized Representative.

                                        This the __ day of ______, 20__.

                                        [V.F. CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF INVESTMENTS S.A.R.L.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF EUROPE BVBA


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF ASIA LTD.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF INTERNATIONAL SAGL


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------

                                    EXHIBIT D

                            FORM OF BORROWING NOTICE

To: ABN AMRO Bank N.V.,
    as Agent
    540 West Madison Street, Suite 2131
    Chicago, Illinois 60661-2591
    Attention: Agency Services
    Telephone: 312-992-5082
    Telefacsimile: 312-601-3611

     Reference is hereby made to the Credit Agreement dated as of October 27, 2005 (the "Agreement") among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd and VF International Sagl (collectively, the "Borrowers"), V.F. Corporation (the "Guarantor"), the Lenders parties thereto, ABN AMRO Bank N.V., as Administrative Agent (the "Agent") and as Documentation Agent, and Barclays Capital, as Syndication Agent. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The undersigned Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

   TYPE OF LOAN      INTEREST   AGGREGATE
   (CHECK ONE)      PERIOD(1)   AMOUNT(2)   DATE OF LOAN(3)   CURRENCY(4)
-----------------   ---------   ---------   ---------------   -----------
RC Loans:........   _________   _________      _________       _________
TL$ Loans:.......   _________   _________      _________        Dollars
TLE Loans:.......   _________   _________      _________         Euros

----------
(1) One, two, three, six, and if available to all Lenders, nine or twelve months.

(2) Must be, with respect to RC Loans, E5,000,000 (or the Alternative Currency Equivalent Amount thereof) or if greater an integral multiple of E1,000,000 (or the Alternative Currency Equivalent Amount thereof).

(3) At least (a) two (2) Business Days later for Euribor Rate Loans or Offshore Rate Loans denominated in Dollars with a one, two, three or six month Interest Period, (b) three (3) Business Days later for Offshore Rate Loans denominated in any Alternative Currency other than Dollars with a one, two, three or six month Interest Period, or (c) four (4) Business Days later for Loans with a nine or twelve month Interest Period.

(4)  Specify Euros or the Alternative Currency.

The undersigned Borrower hereby requests that the proceeds of the Loans described in this Borrowing Notice be made available to it as follows: [insert transmittal instructions].

     The undersigned Guarantor hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.5(a) of the Agreement is to those financial statements most recently delivered to you pursuant to

Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants).

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                        V.F. CORPORATION


                                        BY:
                                            ------------------------------------
                                        Authorized Representative

                                        DATE:
                                              ----------------------------------


                                        [VF INVESTMENTS S.A.R.L.


                                        BY:
                                            -----------------------------------
                                        Authorized Representative

                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF EUROPE BVBA


                                        BY:
                                            -----------------------------------
                                        Authorized Representative

                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF ASIA LTD.


                                        BY:
                                            -----------------------------------
                                        Authorized Representative

                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF INTERNATIONAL SAGL


                                        BY:
                                            -----------------------------------
                                        Authorized Representative

                                        DATE:                                  ]
                                              ---------------------------------

                                    EXHIBIT E

                     FORM OF INTEREST RATE SELECTION NOTICE

To: ABN AMRO Bank N.V.,
    as Agent
    540 West Madison Street, Suite 2131
    Chicago, Illinois 60661-2591
    Attention: Agency Services
    Telephone: 312-992-5082
    Telefacsimile: 312-601-3611

     Reference is hereby made to the Credit Agreement dated as of October 27, 2005 (the "Agreement") among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd and VF International Sagl (collectively, the "Borrowers"), V.F. Corporation (the "Guarantor"), the Lenders parties thereto, ABN AMRO Bank N.V., as Administrative Agent (the "Agent") and as Documentation Agent, and Barclays Capital, as Syndication Agent, as it may be amended, restated or modified from time to time. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The undersigned Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest
Period:

   TYPE OF LOAN      INTEREST   AGGREGATE
   (CHECK ONE)      PERIOD(1)   AMOUNT(2)   DATE OF LOAN(3)   CURRENCY(4)
-----------------   ---------   ---------   ---------------   -----------
RC Loans:........   _________   _________      _________       _________
TL$ Loans:.......   _________   _________      _________        Dollars
TLE Loans:.......   _________   _________      _________         Euros

(1) One, two, three, six, and if available to all Lenders, nine or twelve months.

(2) Must be, with respect to RC Loans, E5,000,000 (or the Alternative Currency Equivalent Amount thereof) or if greater an integral multiple of E1,000,000 (or the Alternative Currency Equivalent Amount thereof).

(3) At least (a) two (2) Business Days later for Euribor Rate Loans or Offshore Rate Loans denominated in Dollars with a one, two, three or six month Interest Period, (b) three (3) Business Days later for Offshore Rate Loans denominated in an Alternative Currency other than Dollars with a one, two, three or six month Interest Period, or (c) four (4) Business Days later for Loans with a nine or twelve month Interest Period.

(4)  Specify Euros or the Alternative Currency.

     This notice may be executed in any number of counterparts, all of which taken together shall constitute one and the same notice and any of the parties hereto may execute this notice by signing any such counterpart.

                                        V.F. CORPORATION


                                        BY:
                                            ------------------------------------
                                        Authorized Representative

                                        DATE:
                                              ----------------------------------

                                        [VF INVESTMENTS S.A.R.L.


                                        BY:
                                            -----------------------------------
                                                  Authorized Representative
                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF EUROPE BVBA


                                        BY:
                                            -----------------------------------
                                                  Authorized Representative
                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF ASIA LTD.


                                        BY:
                                            -----------------------------------
                                                  Authorized Representative
                                        DATE:                                  ]
                                              ---------------------------------


                                        [VF INTERNATIONAL SAGL


                                        BY:
                                            -----------------------------------
                                                  Authorized Representative
                                        DATE:                                  ]
                                              ---------------------------------

                                   EXHIBIT F-1

                                 FORM OF RC NOTE

                                 Promissory Note
                                    (RC Loan)

                                                __________________, ____________
                                                             __________ __, ____

     FOR VALUE RECEIVED, [NAME OF BORROWER], a [_____________] corporation having its principal place of business located in [_____________] (the "Borrower"), hereby promises to pay to the order of [_____________] (the "Lender"), in its individual capacity, at the office of ABN AMRO BANK, N.V., as Administrative Agent for the Lenders (the "Agent"), located at 540 West Madison Street, Suite 2131, Chicago, Illinois 60661-2591 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 27, 2005 among the Borrower, [VF Investments S.a.r.l.,] [VF Europe BVBA,] VF Asia Ltd and [VF International Sagl], as borrowers, V.F. Corporation (the "Guarantor"), the Lenders parties thereto, the Agent and the Documentation Agent and Syndication Agent named therein (as it may be amended, restated or modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in the applicable currency, in immediately available funds, the aggregate unpaid principal amount of all RC Loans made by the Lender to the Borrower pursuant to the Agreement on the RC Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and III of the Agreement. All or any portion of the principal amount of RC Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this RC Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this RC Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This RC Note is one of the RC Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the RC Loans evidenced hereby were or are made and are to be repaid. This RC Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.


                                      F-1-1

     This RC Note shall be governed by and construed in accordance with the laws of the State of New York.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this RC Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]


                                      F-1-2

     IN WITNESS WHEREOF, the Borrower has caused this RC Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                        [VF INVESTMENTS S.A.R.L.


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF EUROPE BVBA


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                        [VF INTERNATIONAL SAGL


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:                                 ]
                                               --------------------------------


                                      F-1-3

                                   EXHIBIT F-2

                                FORM OF TL$ NOTE

                                 Promissory Note
                                   (TL$ Loan)

                                                __________________, ____________
                                                             __________ __, ____

     FOR VALUE RECEIVED, VF ASIA LTD, a Hong Kong corporation having its principal place of business located in [_____________] (the "Borrower"), hereby promises to pay to the order of [_____________] (the "Lender"), in its individual capacity, at the office of ABN AMRO BANK, N.V., as Administrative Agent for the Lenders (the "Agent"), located at 540 West Madison Street, Suite 2131, Chicago, Illinois 60661-2591 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 27, 2005 among the Borrower, VF Investments S.a.r.l., VF Europe BVBA and VF International Sagl, as borrowers, V.F. Corporation (the "Guarantor"), the Lenders parties thereto, the Agent and the Documentation Agent and Syndication Agent named therein (as it may be amended, restated or modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the aggregate unpaid principal amount of all TL$ Loans made by the Lender to the Borrower pursuant to the Agreement on the TL$ Maturity Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and III of the Agreement. All or any portion of the principal amount of TL$ Loans may be prepaid or required to be prepaid as provided in the Agreement

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this TL$ Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this TL$ Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This TL$ Note is the TL$ Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the TL$ Loans evidenced hereby were or are made and are to be repaid. This TL$ Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.


                                      F-3-1

     This TL$ Note shall be governed by and construed in accordance with the laws of the State of New York.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this TL$ Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]


                                      F-3-2

     IN WITNESS WHEREOF, the Borrower has caused this TL$ Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                        VF ASIA LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-3-3

                                   EXHIBIT F-3

                                FORM OF TLE NOTE

                                 Promissory Note
                                   (TLE Loan)

                                                __________________, ____________
                                                             _________ __, _____

     FOR VALUE RECEIVED, VF EUROPE BVBA, a Belgian corporation having its principal place of business located in [____________] (the "Borrower"), hereby promises to pay to the order of [___________] (the "Lender"), in its individual capacity, at the office of ABN AMRO BANK, N.V., as Administrative Agent for the Lenders (the "Agent"), located at 540 West Madison Street, Suite 2131, Chicago, Illinois 60661-2591 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of October 27, 2005 among the Borrower, VF Investments S.a.r.l., VF Asia Ltd and VF International Sagl, as borrowers, V.F. Corporation (the "Guarantor"), the Lenders parties thereto, the Agent and the Documentation Agent and Syndication Agent named therein (as it may be amended, restated or modified from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in Euros, in immediately available funds, the aggregate unpaid principal amount of all TLE Loans made by the Lender to the Borrower pursuant to the Agreement on the TLE Maturity Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and III of the Agreement. All or any portion of the principal amount of TLE Loans may be prepaid or required to be prepaid as provided in the Agreement

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this TLE Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this TLE Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This TLE Note is the TLE Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the TLE Loans evidenced hereby were or are made and are to be repaid. This TLE Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.


                                      F-3-1

     This TLE Note shall be governed by and construed in accordance with the laws of the State of New York.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this TLE Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

                            [SIGNATURE PAGE FOLLOWS.]


                                      F-3-2

     IN WITNESS WHEREOF, the Borrower has caused this TLE) Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                        VF EUROPE BVBA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-3-3

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

ABN AMRO BANK N.V.,
as Agent
540 West Madison Street, Suite 2131
Chicago, Illinois 60661-2591
Attention: Agency Services
Telephone: 312-992-5082
Telefacsimile: 312-601-3611

     Reference is hereby made to the Credit Agreement dated as of October 27, 2005 among VF Europe BVBA, VF Investments S.a.r.l., VF Asia Ltd and VF International Sagl (collectively, the "Borrowers"), V.F. Corporation (the "Guarantor"), the Lenders parties thereto, the Agent and the Documentation Agent and Syndication Agent named therein. Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of [________________] (the "Determination Date") as follows:

1.   Calculations:

          A. Compliance with Section 8.1: Consolidated Indebtedness to Consolidated Capitalization

          1. Consolidated Indebtedness as of the Determination Date $________________________

          2. Consolidated Net Worth as of the Determination Date $________________________

          3.   Sum of A.1 and A.2
               $________________________

          4.   Ratio of A.1 to A.3 _______________ to 1.00

     Required: A.4 must not be greater than 0.60 to 1.00 at any time.

          B.   Compliance with Section 8.2(i): Liens

          1. Consolidated Net Worth as of the Determination Date $________________________

          2.   B.1 X 5%
               $________________________

          3.   Is Indebtedness secured by Liens not

               permitted under Section 8.2(a)-(h) less than B.2?     Yes________
                                                                      No________

          C.   Compliance with Section 8.3(f): Indebtedness of Subsidiaries

          1.   Is Indebtedness not permitted under

               Section 8.3(a)-(e) less than $450,000,000?            Yes________
                                                                      No________

2.   No Default

          A. Since [______] (the date of the last similar certification), (a) neither the Guarantor nor any Borrower has defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in
     Article IX of the Agreement has occurred and is continuing.

          B. If a Default or Event of Default has occurred since [________] (the date of the last similar certification), the Guarantor and the Borrowers propose to take the following action with respect to such Default or Event of Default:

     ___________________________________________________________________________

     ___________________________________________________________________________
     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate this __ day of ___________, 20__.

                                        V.F. CORPORATION


                                        By:
                                            ------------------------------------
                                                  Authorized Representative
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                           FORM OF AMENDMENT AGREEMENT

                                AMENDMENT NO. TO
                                CREDIT AGREEMENT

     THIS AMENDMENT AGREEMENT is made and entered into this ___ day of _______________, 20__, by and among VF INVESTMENTS S.A.R.L., VF EUROPE BVBA, VF ASIA LTD and VF INERNATIONAL SAGL (the "Borrowers"), V.F. CORPORATION (the "Guarantor"), the Lenders parties thereto, Barclays Capital, as Syndication Agent and ABN AMRO Bank N.V., as Documentation Agent and as Administrative Agent (the "Agent") for the lenders (the "Lenders") party to that certain Credit Agreement dated October 27, 2005 among such Lenders, the Borrowers, the Guarantor and the Agent, as amended (the "Agreement") and [_________] [(the "New Lender")].

                                   WITNESSETH:

     WHEREAS, the Guarantor, the Borrowers, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the RC Borrowers (as defined in the Agreement) in the principal amount of up to E175,000,000 (which may be increased to E225,000,000) as evidenced by the RC Notes (as defined in the Agreement); and

     WHEREAS, the New Lender has agreed to [provide the RC Borrowers an RC Commitment of E__,000,000] [increase its RC Commitment to E_______] thereby increasing the then applicable Total RC Commitment to E___,000,000 and the parties hereto desire to amend the Agreement in accordance with Section 2.3 of the Agreement in the manner herein set forth effective as of the date hereof;

     NOW, THEREFORE, the Guarantor, the Borrowers, the Agent and the New Lender do hereby agree as follows:

     1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

     2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting Exhibit A and inserting in lieu thereof Exhibit A attached hereto, and the New Lender agrees by the execution of this Amendment Agreement that it [shall be a party to the Agreement as a Lender and] shall provide to the RC Borrowers its RC Commitment. Exhibit A attached hereto shall be unchanged from Exhibit A to the Agreement immediately prior to the effectiveness hereof with respect to the RC Commitment of each Lender which is not the New Lender.

     3. Representations and Warranties. The Guarantor hereby certifies that:

          (a) The representations and warranties made by the Guarantor in
     Article VI of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 6.5(a) shall be those most recently furnished to each Lender pursuant to Section 7.1(a) and (b);

          (b) There has been no Material Adverse Effect;

          (c) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constituted a Default or an Event of Default on the part of the Guarantor or any Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

     4. Conditions. As a condition to the effectiveness of this Amendment Agreement, the Borrowers shall deliver, or cause to be delivered to the Agent, the following:

          (a) Four (4) counterparts of this Amendment Agreement executed by the Guarantor, each Borrower and the New Lender; and

          (b) If requested by the New Lender, [against delivery of its existing RC Note,] a fully-executed RC Note payable to the New Lender in the amount of the New Lender's RC Commitment.

     5. New Lender. Upon the effectiveness of this Amendment Agreement, the New Lender, if not a Lender prior to the effectiveness of this Amendment Agreement, shall be a party to the Agreement and have the rights and obligations of a Lender thereunder.

     6. Other Documents. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of the Guarantor and each Borrower to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Guarantor and of each Borrower relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

     7. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except in accordance with the Agreement.

     8. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        V.F. CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF INVESTMENTS S.A.R.L.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF EUROPE BVBA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF ASIA LTD


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VF INTERNATIONAL SAGL


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABN AMRO BANK N.V., AS AGENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------
                                        [Insert Name of Lender]


                                       H-5